As filed with the Securities and Exchange Commission on September 26, 2014

Registration No. 333-195710

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 5

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WORLD MOTO, INC.

(Exact name of registrant as specified in its charter)

Nevada	77-0716386
(State or other jurisdiction	(IRS Employer Identification No.)
of Incorporation or organization)

131 Thailand Science Park INC-1 #214

Phahonyothin Road

Klong1, Klong Luang

Pathumthani 12120

Thailand

(Address of principal executive offices and zip code)

(646) 840-8781

(Registrant’s telephone number, including area code)

Empire Stock Transfer, Inc.

1859 Whitney Mesa Dr.

Henderson, NV 89014

(702) 818-5898

(Name, address and telephone number of agent for service)

Copies to:

Mark C. Lee

Sung Kim

Greenberg Traurig, LLP

1201 K Street, Suite 1100

Sacramento, California 95814

Telephone: (916) 442-1111

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

SUBJECT TO COMPLETION, DATED September 26, 2014

27,173,913 Shares of Common Stock

WORLD MOTO INC.

This prospectus relates to the registration and resale of up to 27,173,913 shares of our common stock, par value $0.0001 per share, by the selling security holders (the “Selling Security Holders”), of which up to: (a) 9,098,408 shares of common stock are issuable upon the conversion of the principal amount of the convertible debenture, dated April 4, 2014, issued to Dominion Capital LLC (the “Dominion Debenture”), (b) 1,091,809 shares of common stock are issuable upon the conversion of interest accrued under the Dominion Debenture, (c) 3,032,803 shares of common stock are issuable upon the conversion of the principal amount of the convertible debenture, dated April 4, 2014, issued to Redwood Management, LLC (the “Redwood Debenture”, together with the Dominion Debenture, the “Initial Debentures”), (d) 363,936 shares of common stock are issuable upon the conversion of interest accrued under the Redwood Debenture, (e) 9,098,408 shares of common stock are issuable upon the conversion of the principal amount of a convertible debenture to be issued by the Company to Dominion (the “Additional Dominion Debenture”), (f) 1,091,809 shares of common stock are issuable upon the conversion of the interest to be accrued under the Additional Dominion Debenture, (g) 3,032,803 shares of common stock are issuable upon the conversion of the principal amount of a convertible debenture to be issued by the Company to Redwood (the “Additional Redwood Debenture”, together with the Additional Dominion Debenture, the “Additional Debentures”), and (h) 363,936 shares of common stock are issuable upon the conversion of the interest to be accrued under the Additional Redwood Debenture.

We will not receive any of the proceeds from the sale of shares by the Selling Security Holders. These shares will be offered for sale by the Selling Security Holders in accordance with the “Plan of Distribution.” We will bear all costs associated with this registration. No underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering.

Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc., under the stock symbol “FARE.” On August 26, 2014, the closing price of our common stock was $0.04 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 12 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is:  _____________, 2014

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You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with information different from or in addition to that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of World Moto Inc. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Overview

World Moto, Inc. was incorporated on March 24, 2008 in the State of Nevada under the name Net Profits Ten Inc. The original purpose of the Company was to market and distribute user-friendly interactive yearbook software for the military. Effective November 12, 2012, we amended our Articles of Incorporation to change our name from “Net Profits Ten Inc.” to “World Moto, Inc.”.

We were a shell company until the completion of the acquisition of the World Moto Assets described below, which was consummated on November 14, 2012.

On January 30, 2013, we established two wholly owned subsidiaries, World Moto Technologies, Inc. and World Moto Holdings, Inc. that were incorporated in the State of Nevada. On February 4, 2013, World Moto Technologies Ltd. was organized under the laws of the Kingdom of Thailand. The name was later changed to World Moto Co., Ltd. (“WM Co. Thailand”). WM Co. Thailand is owned in its entirety by World Moto, Inc., World Moto Technologies, Inc. and World Moto Holdings, Inc. and represents our operating entity for the purposes of research and development in the Southeast Asia region.

Acquisition of World Moto Assets

On September 1, 2012, we entered in an Asset Purchase Agreement (“Agreement”) with World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“Old WM”), Chris Ziomkowski, the Chief Technical Officer of Old WM and Paul Giles, the Chief Executive Officer of Old WM. The Agreement was consummated on November 14, 2012. We purchased from Old WM substantially all of the intellectual property and certain other specific intellectual property assets related to Old WM’s initial product, Moto-Meter (the “Assets”), which included three United States patent applications, the data related to the patent applications, certain software related to the operation of the Moto-Meter, several URLs and trade-names and associated names related to the Moto-Meter and Old WM. As part of the transaction, Messrs. Ziomkowski and Giles became the management of the Company immediately after the acquisition. The Assets did not include any plant and equipment, customer lists, suppliers and any other business and operational assets of Old WM, and we did not hire any employees of Old WM other than Messrs. Giles and Ziomkowski. Old WM continues as a corporation, operating in Thailand. Moto-Meters are devices that provide metering of rides on motor scooters, motorcycles and similar types of transportation vehicles and were developed by Old WM.

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The consideration paid for the Assets was an aggregate of 224,597,666 shares of common stock, then representing 60% of the outstanding shares of our common stock immediately after closing and the assumption specified outstanding debt in the amount of approximately $75,000, which was converted into 576,923 shares of common stock at the closing, at a conversion rate of $0.13.

Our Business

Motor-Meter

We seek to address the need for fare metering and mobile commerce for motor scooters and motorcycle taxis. The use of these taxis is increasingly common in the developing world. Our planned products, however, will have increased functionalities over a standard fare meter commonly used in an enclosed taxicab. We have designed and developed and are beginning to manufacture and market the Moto-Meter, which has the basic functions of a taximeter in an enclosed taxicab, but with additional characteristics that, over time, will permit mobile commerce, GPS tracking, advertising and other capabilities.

The Moto-Meter will be a light emitting diode (LED) model and once a market is established for that product, we will market a liquid crystal display premium model. The LED model will be a portable/universal meter that is compact and easily swapped among vehicles. It will be rugged and will work with all vehicle classes. The meter will provide starting rate, time, total fare and distance measures. The device will have event data recording, Global Positioning System (GPS) functionality and advertising capacity. The premium product will have added features such as television and video display capability. Mobile commerce will also be an early stage enhancement, which will allow for electronic payment of the fare and also purchasing other products and services.

There also is increasing use of the moto-taxi in the developed world, such as in Paris and London, because of their convenience and speed. We plan on developing a distribution network of the meter products through franchised dealers, resellers and brick and mortar storefronts in our selected markets. We have decided to utilize these types of vendors because aspects of the Moto-Meter include add on products, and these vendors will be able to help with installation and provide explanations for use.

We anticipate rolling out the Moto-Meter in the fourth quarter of 2014 initially to a motorcycle-taxi operator in one or more of Indonesia, Vietnam, Thailand, as a test of its capabilities. Once we are satisfied with this pre-production launch of our product in real-world conditions, we will begin to sell the Moto-Meter to other motorcycle-taxi operators in Indonesia, Vietnam and Thailand by the end of the first quarter of 2015, and motorcycle-taxi operators in Brazil in the next 12 months. To date we have not generated any revenues from the sale of the Moto-Meter.

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Initially, we are developing and producing the Moto-Meter in-house for the pre-production phase, and in the future will be outsourcing mass production. We are currently preparing to commission the verification build for the Moto-Meter. Entry into the verification build process marks the transition from development to production, and additional engineering time generally shifts from product modifications to the continued development and refining of tooling and test fixtures necessary to guarantee the high quality required for mass production. Over the coming weeks, we will work closely with our Thailand-based manufacturing partner, DMC Corp (154) Co., Ltd. (“DMC”), to complete the verification build and slowly ramp up production and distribution to qualified customers. We have received a quotation from DMC for the 100 units related to the verification build and we are currently working with DMC on specifications necessary to complete the build.  We have not entered into any long-term or formal manufacturing agreement with DMC and we will assess the potential for such an agreement depending on the results of this initial verification build.

The estimated cost associated with the development of the Moto-Meter for the next 12 months is $305,000.

Wheelies

We are also focused on the development of our advertising product, Wheelies. Wheelies displays static and streaming media on the wheels of motorcycles and automobiles, providing a new mobile medium for advertising, broadcasting, self-expression and publishing.

We have successfully completed a pre-production version of the Wheelies and have successfully completed testing. DMC has now been tasked for outsourced production of the Wheelies. DMC recently concluded an extensive proof of concept phase that included demonstrations of their capabilities to meet our rigorous standards for manufacture of printed circuit boards, injection molded components, conformal sealing and assembly of the Wheelies device.

We will be moving immediately into limited production of the Wheelies device, which involves low volume production runs of tens to hundreds of units in order to refine the production yields, increase the efficiency, and decrease warranty and support costs of the manufacturing process. DMC will provide their experienced research and development team to assist in the design of the automated test and analysis fixtures and programs required to optimize this system. We anticipate the limited production and optimization stage to last approximately 6 months, after which full commercial production will commence by the fourth quarter of 2014. Although we entered into an agreement to sell an initial 10 Wheelies, those items have not yet been delivered so the purchase price for those items is currently being treated as a customer deposit and not revenue. We intend to market Wheelies over the next 12 months primarily as an advertising platform in Thailand.

The estimated cost associated with the development of the Wheelies during the next 12 months is $75,000.

Yes™

As an element of mobile commerce, we developed “Yes™,” a concierge service where persons can order products and have the products delivered to their address by motor scooter.

The Yes™ service was developed in-house. The Yes™ service has been going through testing and on March 10, 2014 we procured our first customer, Mobile Advertising Ventures, Ltd in Kuala Lampur, Malaysia. We have received funds in the amount of $24,980 and we expect the service to go live in the third quarter of 2014 in Kuala Lumpur, Malaysia. We also intend to launch Yes™ over the next 12 months in Thailand and Cambodia.

The estimated cost associated with the development of Yes™ during the next 12 months is $176,000.

Our current burn rate is approximately $65,000 per month and we currently have approximately $28,000 in cash on hand. We are dependent on additional capital to continue to operate. Failure to complete a financing may have an adverse effect on our ability to operate and execute our business plan. We believe that $556,000 of funding over the following 12 months is sufficient for us to break-even and achieve self-sufficiency on a cash flow basis. Based on the current burn rate, the Company does not currently have sufficient capital to operate and we are doing so on a very limited budget. Accordingly, we expect to continue to use debt and equity financing to fund operations for the next twelve months, as we look to expand our asset base and fund marketing, development and distribution of our products.

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We have earned limited revenues since inception. We have not generated any revenues relating to Moto-Meter, Yes™ or Wheelies, or material sales of Moto-Meter, Yes™ and Wheelies. For the six months ended June 30, 2014, we incurred a net loss of $754,041 and for the period from inception (March 24, 2008) to June 30, 2014, we incurred a net loss of $2,023,458. As of June 30, 2014, our assets total $377,944. Further, our auditors have issued a going concern opinion in their audit report dated April 15, 2014. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital.

Corporate Information

Our principal executive offices are located at 131 Thailand Science Park INC-1 #214 Phahonyothin Road, Klong1, Klong Luang, Pathumthani 12120 Thailand. Our telephone number is (646) 840-8781. Our website is located at: http://www.worldmoto.com/.

Stock Transfer Agent

Our stock transfer agent is Empire Stock Transfer, Inc., and is located at 1859 Whitney Mesa Dr., Henderson, NV 89014. The agent’s telephone number is (702) 818-5898.

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THE OFFERING

Issuer	World Moto, Inc.

Securities Offered	27,173,913 shares of common stock of the Company

Common Stock Outstanding Before the Offering	378,033,149

Common Stock to be Outstanding After the Offering	405,207,062

Use of Proceeds	We will not receive any proceeds from the sale of the common stock offered hereby.

Trading	Our common stock is quoted on the OTCQB marketplace, operated by OTC Market Group, Inc., under the stock symbol “FARE”.

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors”.

Securities Purchase Agreement

On April 4, 2014, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Dominion and Redwood (collectively, the “Investors”) pursuant to which the Investors purchased the Initial Debentures in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount). Upon the effectiveness of a registration statement to be filed by us in connection therewith, the Investors will purchase additional debentures (the “Additional Debentures”, together with the Initial Debentures, the “Debentures”) in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount), for a total aggregate principal amount of $1,086,956 for the aggregate purchase price of $1,000,000 (8% original issue discount), with similar terms as the Initial Debentures.

The Purchase Agreement provides for a right of participation with respect to any future sales of our securities during the time that the Debentures remain outstanding. The right of participation allows the Investors to participate in an aggregate amount up to 30% of any proposed offering during such time period. The Purchase Agreement also includes customary representations, warranties and covenants of us and the Investors made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and are not intended to provide factual, business, or financial information about us and the Investors. In addition, we agreed to indemnify the Investors and their affiliates from any losses incurred by the Investors relating to any breaches of a representation or warranty by us or brought against the Investors or any of their affiliates related to the transactions contemplated by the Purchase Agreement.

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Pursuant to the terms of the Purchase Agreement, we agreed to reimburse the Investors for attorney’s fees in the amount of $20,000 and reimburse Aegis Capital Corp. (“Aegis”) in the amount of $10,000 for due diligence expenses. Aegis Capital Corp. (“Aegis”) has acted as exclusive placement agent in connection with the sale of the Debentures and will be paid a cash commission of 7.5% of the gross proceeds and an equity commission (the “Equity Commission”) of 7.5% of the aggregate principal amount of the gross receipts on an as-converted basis as of each closing date, as applicable, at 150% of the applicable conversion price.

Debentures

On April 4, 2014, we entered into the Initial Debentures with the Investors in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount). Unless earlier converted, redeemed or accelerated, the Debentures mature on the twelve month anniversary of the original issuance date.

The Debentures accrue interest at the rate of 12% annually, which interest shall be guaranteed regardless of the date of repayment, and have a maturity date of twelve months from the date of issuance. Upon any conversion, early redemption or acceleration of the Debentures prior to maturity, we are required to pay the holder of the Debentures an interest make-whole amount equal to, with respect to each $1,000 principal amount of Debentures, the amount of any interest that, but for the conversion, redemption or acceleration of the Debentures, would have accrued under the Debentures at the interest rate for the period from the date of conversion redemption or acceleration date through the one year anniversary of the original issuance date of the Debenture. The interest make-whole amount is discounted to the present value of such interest using a discount rate equal to the interest rate of U.S. Treasury Bonds with equivalent remaining terms from the applicable conversion date, redemption date or acceleration date through the one year anniversary of the issuance date.

We are obligated to make amortization payments beginning on the six month anniversary of the issuance date of the Debentures and continuing monthly thereafter. The amortization payments may be made, at our option, in shares of our common stock, subject to the satisfaction of certain equity conditions, or in cash. The amortization amount to be paid on each amortization date priority to maturity is equal to the product of (a) the quotient of one divided by the number of remaining amortization dates, including the applicable amortization date and the maturity date, and (b) the outstanding principal amount of the Debentures on the applicable amortization date, together with the sum of any accrued and unpaid interest as of the amortization date under the Debentures.

The Debentures are convertible into shares of our common stock at any time at the discretion of the Investors at a conversion price equal to the lesser of (i) $0.10 or (ii) 70% of the lowest traded price per share of the common stock during the twenty five (25) trading days prior to the date of conversion. The number of shares of our common stock issuable upon a conversion of the Debentures is calculated by dividing (x) the outstanding principal amount of the Debenture being converted, plus accrued interest, plus, the applicable interest make-whole amount by (y) the Conversion Price.

The following table sets forth the total number of shares of common stock issuable to the Investors upon conversion of the Debentures at various conversion prices, without taking into account the percentage ownership restrictions included in the Debentures.

Assumed Conversion Price	Total Number of Shares to be Issued	Percentage of Outstanding Shares (1)
$0.01	134,782,500	35.65%
$0.025	53,913,000	14.26%
$0.05	26,956,500	7.13%
$0.075	17,971,000	4.75%
$0.10	13,478,250	3.57%

(1)	The denominator is based on 378,033,149 shares of common stock outstanding as of May 1, 2014. The numerator is based on the number of Shares issuable to the Investors under the Debentures at the corresponding assumed conversion price set forth in the adjacent column.

The Debentures may not be converted with respect to any note holder if, after giving effect to the conversion, the holder together with its affiliates would beneficially own in excess of 4.99% of our outstanding shares of common stock. At each holder’s option, the limit on percentage ownership may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

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The conversion price of the Debentures is subject to adjustment upon the occurrence of stock dividends, stock splits, sales of our securities, rights offerings, certain pro rata distributions and upon the occurrence of certain fundamental transactions as defined in the Debentures. In addition, the conversion price is also subject to a “full ratchet” anti-dilution adjustment if we issue or are deemed to have issued securities at a price lower than the then applicable conversion price. See “Description of Securities To Be Registered” for a more complete summary of the “full ratchet” anti-dilution adjustment.

We also have the right to redeem some or all of the outstanding principal balance under the Debentures in cash at a price equal to the sum of (A) 125% of the amount of the Debentures being redeemed plus the accrued but unpaid interest thereon plus the applicable interest make-whole amount.

The Debentures include customary events of default, such as defaults in payment, breaches of covenants or agreements, or changes in control. Upon the occurrence of an event of default, each holder may accelerate all or any portion of the Debentures in cash, at a price equal to the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, plus the applicable interest make-whole amount, divided by the conversion price on the date such amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the volume weighted average price (“VWAP”) on the date such amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 118% of the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, plus the applicable interest make-whole amount. Upon the occurrence of an event of default, the Debentures shall also become convertible at the lesser of the conversion price and 60% of the VWAP for the five (5) trading days in the preceding twenty (20) trading days that have the lowest VWAP during such period.

The Investors have been granted a security interest on all of the assets of the Company to secure the obligations under the Debentures.

Registration Rights Agreement

On April 4, 2014, we entered into the Registration Rights Agreement (the “Rights Agreement”) with the Investors pursuant to which we agreed to register an amount of shares of our common stock equal to 125% of the shares of common stock issuable upon conversion of the Debentures and the interest that may accrue thereon through the maturity date (the “Registrable Securities”). We are required to file a registration statement with the SEC to register the Registrable Securities by May 19, 2014 (the “Filing Deadline”) and have the registration statement declared effective by the SEC within one hundred (100) days of the Filing Deadline, or August 27, 2014 (the “Effectiveness Deadline”).

If we fail to meet the Filing Deadline or the Effectiveness Deadline, or if the registration statement ceases or fails to remain effective for the requisite time, we are required to pay liquidated damages equal to 1% of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement on a monthly basis, until the expiration of the Effectiveness Deadline. The liquidated damages may not exceed 10% of the purchase price paid by the Investors, in the aggregate.

The parties to the Rights Agreement also agreed, among other things, to indemnify each other for losses that may arise based on untrue statements that may be included in a registration statement and certain other fees and expenses that the parties may incur in connection therewith. We have agreed to pay all expenses relating to the filing of the registration statement.

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Summary of Financial Information

The following selected financial information is derived from the Company’s Financial Statements appearing elsewhere in this Prospectus and should be read in conjunction with the Company’s Financial Statements, including the notes thereto, appearing elsewhere in this Prospectus.

Summary of Statements of Operations

	Year Ended December 31, 2013	Six Months Ended June 30, 2014
Total Revenue	$0	$0
Net loss	$(950,117)	$(503,663)
Net loss per common share (basic and diluted)	$(0.00)	$(0.00)
Weighted average common shares	377,921,835	378,033,149

Statement of Financial Position

	December 31, 2013	June 30, 2014
Cash	$179,132	$54,576
Prepaid expenses	$17,424	$23,951
Total current assets	$196,556	$101,650
Total assets	$421,148	$377,944
Total current liabilities	$62,482	$796,597
Stockholders’ equity	$358,666	$418,653
Total liabilities and stockholders’ deficit	$421,148	$377,944

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

You should carefully consider the following risk factors together with the other information contained in this Prospectus. If any of the following risks actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the market price of our common stock could decline and your investment could be lost.

Because we have generated limited revenues which are not sufficient to cover our operating expenses and have incurred losses for the period from March 24, 2008 (inception) to June 30, 2014 there is an uncertainty about whether we will be able to continue as a going concern and, as a result, a possibility that shareholders may lose some or all of their investment in our Company.

We have generated no revenues for the six months ended June 30, 2014, and had a net loss of $493,790. We have a total accumulated deficit of $1,959,122 since inception. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. If financing is available, it may involve issuing securities senior to our common stock. In addition, in the event we do not raise additional capital from conventional sources, such as our existing investors or commercial banks, there is every likelihood that our growth will be restricted and we may be forced to scale back or curtail implementing our business plan. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities, which adjustment may have to be made, should we be unable to continue as a going concern. If we cannot continue as a viable entity, our shareholders may lose some or all of their investment in the Company.

Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

In their report dated April 15, 2014, our independent auditors stated that our financial statements for the fiscal year ended December 31, 2013 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities. Our continued net operating losses increase the difficulty in meeting such goals and there can be no assurances that such methods will prove successful.

Our operating results are difficult to predict, and we may experience significant fluctuations in our operating results.

Our operating results may fluctuate significantly. As a result, you may not be able to rely on period to period comparisons of our operating results as an indication of our future performance. Factors causing these fluctuations include, among others:

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•	our ability to maintain and increase sales to existing customers, attract new customers and satisfy our customers’ demands;
•	our ability to monetize our products;
•	the price we charge for our products or changes in our pricing strategies or the pricing strategies of our competitors;
•	timing and costs of marketing and promotional programs organized by us, including the extent to which we offer promotional discounts to our customers;
•	technical difficulties in manufacturing or maintaining our products;
•	the introduction by our competitors of new products and services;
•	the effects of strategic alliances, potential acquisitions and other business combinations, and our ability to successfully and timely integrate them into our business;
•	changes in government regulations with respect to the fare metering and m-commerce industry for motor scooters and motorcycle taxis and ; and
•	economic and geopolitical conditions in Thailand and elsewhere.

In addition, a significant percentage of our operating expenses are fixed in the short term. As a result, a delay in generating or recognizing revenue for any reason could result in substantial operating losses.

We will need substantial capital to implement our business plan and if we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

Our capital requirements are significant. In order to implement our plan of operations for the next twelve (12) months, we estimate that we will need $556,000. Our current cash on hand and working capital are not sufficient to meet our current anticipated cash requirements. In order to execute on our business strategy, we will require $528,000 in additional working capital over the next 12 months, commensurate with the operational needs of our planned marketing, development and distribution efforts.

We are not currently generating sufficient cash flow to fund our operations. There can be no assurance that we will be able to generate sufficient cash flows in the future which will be sufficient to fund our operations. We plan to seek additional equity capital in the very near future to fund our operations. There is no assurance that we will be able to obtain this financing, in the amounts required or on terms acceptable to us. If additional financing is obtained, we will most likely be selling additional equity securities with the consequence of dilution to our current shareholders. If financing is not obtained, then we may have to curtail or reduce our activities. Aside from the sale of the Debentures, we have no current arrangements with respect to additional financing. There can be no assurance that any sources of additional financing will be available to us on acceptable terms, or at all.

Until we have developed and launched our products at commercial levels, there is uncertainty of market acceptance and the efficacy of the commercialization strategy.

While we have launched Yes and Wheelies in the pre-production stage, and will launch Moto-Meter in the third quarter of 2014, we have not begun full production and sales at a commercial level, except for Wheelies which has begun limited production, and Yes which currently has one customer. Until we have consistent, proven sales, there is uncertainty of product acceptance in the intended markets and our ability to commercialize our products. As with any transformational product, there will be a time before customers embrace the produce and recognize its full value. If there are no, or only low levels of, product acceptance and sales, we may have to alter our business plan. As is typical of any new business concept, demand and market acceptance for newly introduced products and services is subject to great uncertainty. Achieving market acceptance will require us to undertake substantial marketing efforts and to make significant expenditures to create awareness of and demand for our products. We have limited marketing experience and limited financial, personnel and other resources to undertake extensive marketing activities. Our efforts will be subject to all of the risks associated with the commercialization of new products, including unanticipated delays, expenses, technical problems or difficulties and technological obsolescence due to changing technology and the evolution of industry standards. There can be no assurance that markets for our products will not be limited, or that our strategies will result in successful product commercialization or in initial or continued market acceptance for our products.

If we are unsuccessful in obtaining regulatory mandates or cooperation from local governments for the use of the Moto-Meter, that could have a material effect on our ability and timing of penetrating such local markets.

Although we are currently collaborating with the Bangkok (Thailand) Governor’s office and we are in discussions with the office of the mayor of Montes Claros, Brazil and plan to enter into discussions with other local governments regarding a regulatory mandate for the use of the Moto-Meter within such areas, we may be unsuccessful in obtaining the cooperation of such local governments in requiring the use of the Moto-Meter. If our efforts at obtaining a regulatory mandate are unsuccessful, we will have to market the Moto-Meter in an unregulated environment and it may be more difficult to achieve expeditious market penetration which may result in higher marketing and distribution costs to us and delays in realizing material sales.

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Our products may be subject to price sensitivity in certain markets, which may negatively impact our revenues and operating results.

Our products, such as the Moto-Meter and Wheelies, will be offered in developing market economies. As a result, the Moto-Meter may be considered expensive for the small operators of moto-taxis, many of which are individually owned. Therefore, we may have issues in being able to establish a market for the products and penetrating the market as we try to expand it. To achieve market penetration, we may have to produce a lower cost models or reduce the price of our product offerings, the latter of which would curtail our anticipated margins and may have an adverse effect on our ability to operate and expand our business.

We are uncertain of our ability to effectively implement and manage our growth strategy and any failure to effectively implement our business plan could adversely affect our business and financial results.

As part of our business plan, we will be rolling out our Moto-Meter product first in one of or all of Thailand, Indonesia and Vietnam, and then in other countries with developing economies, such as Brazil. We also plan to expand our product offerings, including the sales of our Wheelies product. The success of our growth strategy will depend on brand management, competitive conditions, our ability to manage increased sales and distribution, and local law and cultural requirements. There is no assurance that we will be able to satisfy all the requirements of a successful product development and launch and then expansion into the markets for our products and there is no assurance that we will be able to sell our products in one of or all of Thailand, Indonesia and Vietnam or expand to other countries, such as Brazil. There can be no assurance that we will be able to find the qualified personnel to implement the business plan. There is also no assurance that our growth strategy will be successful or that our sales or net income will increase as a result of our strategy.

Our management and internal systems might be inadequate to handle our potential growth which may strain our financial resources.

Successful implementation of our business strategy will require us to develop our operations and effectively manage growth. Growth will place a significant strain on our management, financial, product design, marketing, distribution and other resources, which would cause us to face operational difficulties. To manage future growth, our management must build operational and financial systems and expand, train, retain and manage our employee base. Our management may not be able to manage our growth effectively in which case, our expansion would be halted or delayed and we may lose our opportunity to gain significant market share or the timing advantage with which we would otherwise gain significant market share. Any inability to manage growth effectively may harm our ability to implement and execute our current or any subsequent business plans.

Technical factors may limit product development resulting in decreased revenue and if we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Although our research and development efforts relating to the technological aspects of the existing version of the Moto-Meter are completed, we are continually seeking to refine and improve capabilities and the components of the Moto-Meter and to develop additional related products and functionalities, such as the Wheelies product. Our success will depend upon products meeting targeted costs and performance standards and also will depend upon their timely introduction into the marketplace. There can be no assurance that development of additional versions and functions of the our products will be successfully completed, that they will satisfactorily perform all of the functions for which they have been designed, that they will meet current price or performance objectives or that unanticipated technical or other problems will not occur which would result in increased costs or material delays in development or commercialization.

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We will initially depend on third party suppliers and manufacturers and any failure to adequately establish agreements with suppliers and manufacturers will impede our growth.

Initially we will use outside providers to add in the development and implementation of aspects of our business plan, such as for research and development, design requirements and marketing. Additionally, we plan to purchase product components from various third party suppliers and use third party manufacturers of our products. We believe that there are several readily available sources for research, design and marketing tasks and for parts and for manufacturing. While we will attempt to maintain alternative sources for our service providers, supplies and manufacturing, we are subject to the risk of price fluctuations, product availability, delivery delay and quality consistency. Failure by service providers, suppliers and manufacturers to supply us with the services or units on commercially reasonable terms, or at all, would have a material adverse effect on our Company in establishing brand recognition and market share, obtaining sales and generating revenues. Failure or delay in receiving necessary services and supplies or products by the Company would adversely affect our operations, and its ability in turn to deliver our products on a timely, consistent basis. The use of third party providers may also make our products more expensive or reduce our margins, therefore affecting our financial condition and results of operations.

Inability to protect our proprietary rights could damage our competitive position.

We have filed several United States and foreign patent applications covering certain aspects of the Moto-Meter and our Wheelies product. There can be no assurance as to the breadth or degree of protection which existing or future patents, if any, may afford us, that any patent applications will result in issued patents, that our patents or future trademarks, if any, will be upheld if challenged or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to us.

Although we believe that our current products, patent applications and trademarks do not and will not infringe patents, trademarks or violate proprietary rights of others, it is possible that our existing intellectual property may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. In the event our products infringe patents or proprietary rights of others, we may be required to modify the design of our products, change the name of our products or obtain a license. There can be no assurance that we will be able to do so in a timely manner, upon acceptable terms and conditions or at all. The failure to do any of the foregoing could have a material adverse effect upon our Company. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action. Moreover, if our products infringe patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our Company.

We also rely on proprietary know-how and employ various methods to protect the source codes, concepts, ideas and documentation of our proprietary technology. However, such methods may not afford complete protection and there can be no assurance that others will not independently develop similar know-how or obtain access to our know-how or software codes, concepts, ideas and documentation. Although we have and expect to have confidentiality agreements with our employees and appropriate vendors, there can be no assurance that such arrangements will adequately protect our trade secrets.

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Our products may be subject to government regulation which may increase our costs or limit our products.

Certain functions of the Moto-Meter system utilize radio frequency technology, which may be subject to regulation in the jurisdictions where we plan on marketing and selling the Moto-Meter. Failure to obtain approval will disallow the use of the Moto-Meter's wireless interface in that jurisdiction until such time as approval can be obtained or a waiver is granted from the relevant authority in the specific jurisdiction targeted for sales.

The Moto-Meter may also be subject to metrology regulation in the category of weights and measures assurance in certain jurisdictions, such as Brazil. To date, we have not begun the process towards metrology approvals in any jurisdiction. However we intend to begin this process in select countries such as Brazil within the next 12 months. Failure to obtain approval in any specific region where metrology requirements exist would mean the Moto-Meter could not be sold in this market until it had been modified to meet the requirements.

There can be no assurance that, in the future, we will be able to obtain required licenses or that the relevant government authorities will not require us to comply with more stringent licensing requirements. Failure or delay in obtaining required licenses would have a material adverse effect on us. Amendments to existing statutes and regulations, adoption of new statutes and regulations and our product offerings in jurisdictions in addition to the United States, could require us to alter methods of operations at costs that could be substantial, which could have an adverse effect on us. There can be no assurance that we will be able, for financial or other reasons, to comply with applicable laws, regulations and licensing requirements.

In the event Wheelies are used on public roads, they will be regulated by the Thailand Land Traffic Act of 1979 and associated ministerial regulations. Strict interpretation of these existing regulations limit any exterior vehicle lighting to headlamps, brake lights and turn signal indicators unless otherwise approved by the Department of Land Transport. If we do not request a waiver from the Department of Land Transport before commencing advertising activities, we may be subject to penalties, such as fines, or even a prohibition on using the Wheelies technology on public streets until a waiver is obtained. Any such penalties or prohibition could have a material adverse impact on our Wheelies business in Thailand.

We may experience difficulties with our joint venture partners.

On June 11, 2014, we entered into a letter of intent with Mobile Advertising Ventures Ltd. and Forever Network to form a new joint venture entity which will have the exclusive rights to all Wheelies advertising in Thailand for a period of one year. There can be no assurance that our proposed joint venture partners will not attempt to renegotiate some or all of the material terms governing the joint venture relationship or decide against the formation of the joint venture.

Furthermore, once we have formally entered into a joint venture relationship, we will be subject to the risks normally associated with the conduct of joint ventures, which include disagreements as to how to develop, operate and finance a project, inequality of bargaining power, incompatible strategic and economic objectives and possible litigation between the participants regarding joint venture matters. These matters may have an adverse effect on our ability to realize the full economic benefits of the joint venture, which could affect our results of operations and financial condition as well as our share price

Our business depends substantially on the continuing efforts of our executive officers and our business may be severely disrupted if we lose their services.

Our success is largely dependent on the personal efforts of Messrs. Paul Giles and Chris Ziomkowski, and Ms. Lisa Ziomkowski-Boten. Messrs. Paul Giles and Chris Ziomkowski have written employment agreements with us. The loss of the services of these persons would have a material adverse effect on our business and prospects. Our success is also dependent upon our ability to hire and retain highly skilled financial, technical, marketing and other personnel to implement the various aspects of the business plan. There can be no assurance that we will be able to hire or retain such necessary personnel.

We do not have any key man insurance on either of Messrs. Paul Giles or Chris Ziomkowski, or Ms. Ziomkowski-Boten and have no current intention to obtain such form of insurance.

Corporate insiders or their affiliates may be able to exercise significant control over matters requiring a vote of our shareholders and their interests may differ from the interests of our other shareholders.

Because Messrs. Paul Giles and Chris Ziomkowski collectively own approximately 56% of the issued and outstanding shares of common stock of our Company, they will be able to influence, if not control, the Company, elect all of our directors, increase the authorized capital, dissolve, merge, sell the assets of our Company and generally direct our affairs.

Risks Related to Doing Business Internationally

We are subject to market risk through our sales to international markets.

A portion of our sales are or will be derived from international markets. These operations are subject to risks that are inherent in operating in foreign countries, including the following:

•	foreign countries could change regulations or impose currency restrictions and other restraints;

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•	changes in foreign currency exchange rates and hyperinflation or deflation in the foreign countries in which we operate;
•	exchange controls;
•	some countries impose burdensome tariffs and quotas;
•	political changes and economic crises may lead to changes in the business environment in which we operate;
•	international conflict, including terrorist acts, could significantly impact our financial condition and results of operations; and
•	economic downturns, political instability and war or civil disturbances may disrupt distribution logistics or limit sales in individual markets.

No assurance can be given that we will be able to continue selling our products in any of the foreign countries in which we currently or plan to do business. Any of the above-mentioned factors could detrimentally affect our sales, and impact our financial condition and results of operations.

Our international operations subject us to risks associated with the legislative, judicial, accounting, regulatory, political and economic risks and conditions specific to the countries or regions in which we operate, which could adversely affect our financial performance.

We currently conduct operations in Thailand, and plan on expanding our operations to additional international markets. Our future operating results in international markets could be negatively affected by a variety of factors, most of which are beyond our control. These factors include political conditions, including political instability, economic conditions, legal and regulatory constraints, trade policies, currency regulations, and other matters in any of the countries or regions in which we operate, now or in the future.

Moreover, the economies of some of the countries in which we currently have, or plan to have operations, have in the past suffered from high rates of inflation and currency devaluations, which, if they occurred again, could adversely affect our financial performance. Other factors which may impact our operations include foreign trade, monetary and fiscal policies both of the United States and of other countries, laws, regulations and other activities of foreign governments, agencies and similar organizations, and risks associated with having numerous officers located in countries which have historically been less stable than the United States. Additional risks inherent in our international operations generally include, among others, the costs and difficulties of managing international operations, adverse tax consequences and greater difficulty in enforcing intellectual property rights in countries other than the United States.

Political unrest and demonstrations, as well as changes in the political, social, business or economic conditions in Thailand, could harm our business, financial condition and operating results.

Political, social, business and economic conditions in Thailand may have a significant effect on our business. In March 2013, Thailand was assessed as a medium-high political risk by AON Political Risk, a risk management, insurance and consulting firm. Any changes to tax regimes, laws, exchange controls or political action in Thailand may harm our business, financial condition and operating results.

In September 2006, Thailand experienced a military coup that overturned the existing government, and in 2008, political unrest and demonstrations in Bangkok sparked a series of violent incidents that resulted in several deaths and numerous injuries. In April 2009, anti-government demonstrations in Bangkok caused severe traffic congestion and numerous injuries, and in March 2010, protestors again held demonstrations calling for new elections. These demonstrations in recent years in Bangkok and other parts of Thailand, which escalated in violence through May 2010, resulted in the country’s worst political violence in nearly two decades with numerous deaths and injuries, as well as destruction of property. Certain hotels and businesses in Bangkok were closed for weeks as the protestors occupied Bangkok’s commercial center, and governments around the world issued travel advisories urging their citizens to avoid non-essential travel to Bangkok.

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Any succession crisis in the Kingdom of Thailand could cause new or increased instability and unrest. In the event that a violent coup were to occur or the current political unrest were to worsen, such activity could prevent shipments from entering or leaving the country and disrupt our ability to manufacture products in Thailand, and we could be forced to transfer our manufacturing activities to more stable, and potentially more costly, regions. Further, the Thai government recently raised the minimum wage standards for labor and could repeal certain promotional certificates that we have received or tax holidays for certain export and value added taxes that we enjoy, either preventing us from engaging in our current or anticipated activities or subjecting us to higher tax rates. Future political instability such as coups or demonstrations could harm our business, financial condition and operating results.

The fluctuation of foreign currency exchange rates could materially impact our financial results.

Since we plan to conduct a significant portion our operations in Thailand, our business is subject to foreign currency risks, including currency exchange rates fluctuations and difficulties in converting Thai baht into U.S. dollars. The exchange rates between the Thai baht and the U.S. dollar, Euro and other foreign currencies is affected by, among other things, changes in Thailand’s political and economic conditions. In addition, appreciation or depreciation in the value of the Thai baht relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business, financial condition and results of operations.

Because our assets are located outside of the United States and some of our directors and officers reside outside of the United States, it may be difficult for investors to enforce their rights based on United States federal securities laws or any United States court judgments against us and our officers and directors.

Our operations and most of our assets, including cash and cash equivalents, are currently located in the Thailand. In addition, some of our current directors and officers reside outside of the United States. It may therefore be difficult for investors in the United States to enforce their legal rights based on the civil liability provisions of the United States federal securities laws against us in the courts of either the United States or Thailand, and even if civil judgments are obtained in United States courts, to enforce such judgments in Thailand courts. Further, it is unclear if extradition treaties now in effect between the United States and Thailand would permit effective enforcement against us or our officers and directors of criminal penalties, under the United States federal securities laws or other United States laws.

Most of our cash and cash equivalents are currently held in Thai banks, which do not provide the same protections as U.S. banks.

Most of our cash and cash equivalents are currently held in Thai banks, which do not provide the same protections as U.S. banks. For instance, Thailand’s Deposit Protection Agency Act, which was established to take effect on August 11, 2008, provides that depositors in Thai commercial banks will only be insured for ฿1,000,000 THB (or $30,845 USD based on an exchange rate of 32.419 as of June 9, 2014) in each financial institution. If the recent political, social, business and economic conditions in Thailand were to result in the failure of the financial institutions that hold our cash and cash equivalents, we may lose a significant portion of our cash and cash equivalents to the extent such amounts exceed the protection provided by the Deposit Protection Agency Act. If such events were to occur, they could have a materially adverse effect on our business, financial condition and operating results.

Risks Relating to our Common Stock and our Status as a Public Company

The relative lack of public company experience of our management team may put us at a competitive disadvantage.

Our management team lacks public company experience and is generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. The individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

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Our Articles of Incorporation have granted the authorization to issue preferred stock in the discretion of the Board of Directors, and such preferred stock may have certain rights and privileges superior to those held by holders of our common stock.

Our Articles of Incorporation authorize the issuance of “blank check” preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of our Common Stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company, which could have the effect of discouraging bids for the Company and, thereby, prevent stockholders from receiving the maximum value for their shares. We have no present intention to issue any shares of our preferred stock. However, there can be no assurance that preferred stock of the Company will not be issued at some time in the future.

Our board of directors does not intend to declare or pay any dividends to our stockholders in the foreseeable future.

We have paid no cash dividends on its common stock to date. Payment of dividends on the common stock is within the discretion of the Board of Directors and will depend upon our earnings, capital requirements and financial condition, and other relevant factors. We do not currently intend to declare any dividends on our Common Stock in the foreseeable future.

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “FARE,” but currently with low volume, based on quotations on the OTCQB marketplace, operated by OTC Markets Group, Inc., meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or occasionally non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

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Shareholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock,” such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)	We have insufficient quantity of dedicated resources and experienced personnel involved in reviewing and designing internal controls. As a result, a material misstatement of the interim and annual financial statements could occur and not be prevented or detected on a timely basis.

ii)	We do not have an audit committee or an independent audit committee financial expert. While not being legally obligated to have an audit committee or independent audit committee financial expert, it is the management’s view that to have an audit committee, comprised of independent board members, and an independent audit committee financial expert is an important entity-level control over our financial statements.

iii)	We did not perform an entity level risk assessment to evaluate the implication of relevant risks on financial reporting, including the impact of potential fraud related risks and the risks related to non- routine transactions, if any, on our internal control over financial reporting. Lack of an entity-level risk assessment constituted an internal control design deficiency which resulted in more than a remote likelihood that a material error would not have been prevented or detected, and constituted a material weakness.

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For the material weakness identified in (i), we plan to remediate this material weakness in the next twelve (12) months by considering the hiring one or two additional accounting personnel with the knowledge to design, implement and review internal controls.  For the material weakness identified in (ii), we are in the process of identifying additional independent directors to serve on our board and an Audit Committee with an objective to have this process completed before the end of our fiscal year ending December 31, 2015.  We will need to analyze the costs of such additional independent directors in accordance with current market and industry practices.  For the material weakness identified in (iii), we plan to remediate this material weakness by working with our external auditor and legal counsel over the next 18 months to perform periodic entity level risk assessment.  This may cost us in excess of US $150,000 per year.

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock.” The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $4.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

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State securities laws may limit secondary trading, which may restrict the states in which you can sell our shares of common stock.

You may not be able to resell the shares of common stock held in the Company in a state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state, or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and limit a stockholder’s ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we were a “shell company” pursuant to Rule 144 prior to the acquisition of the Assets, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date that our Current Report on Form 8-K was filed with the Commission reflecting the Company’s status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We are obligated to provide anti-dilution protection to the Investors under the Debentures, and such anti-dilution protections may make it more difficult and expensive for us to raise additional capital in the future and may result in further dilution to current shareholders.

The Debentures provide that the conversion price will adjust to the lowest price per share at which additional shares (with certain exceptions) are issued or deemed to be issued (a “full-ratchet” adjustment). Because these anti-dilution provisions will have the effect of lowering the price at which shares of our common stock are issued upon conversion of the Debentures, if we are unable to raise additional capital at an effective price per share that is higher than the exercise price of these Debentures, these provisions may make it more difficult and more expensive to raise capital in the future. The additional shares we would have to issue or potentially issue could cause dilution to our then current shareholders and may have an adverse impact on our stock price. The potential dilutive effect of such a financing could deter potential future investors from investing in our Company. If we are unable to raise capital because of such anti-dilution provisions, it may have a material adverse impact on our business and ability to grow.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements. When used in this Prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Security Holders named herein.  There will be no proceeds to us from the sale of shares of common stock in this offering.

DETERMINATION OF OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Security Holders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

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DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering.  Net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Dilution in the as adjusted net tangible book value per share represents the difference between the amount per share paid by purchasers of our common stock in this offering and the as adjusted net tangible book value per share of common stock immediately after the consummation of this offering.

As of June 30, 2014, the net tangible book value was ($590,631) or approximately $0.00 per share, based upon 378,033,149 shares outstanding.

After giving effect to the sale of the 27,173,913 shares of our common stock in this offering at an offering price of $0.04 per share, less estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2014 would have been approximately $496,326 or $0.00 per share. The following table illustrates this per share dilution:

The following table illustrates this calculation on a per share basis as of June 30, 2014:

Offering price per share of common stock	$0.04
Net tangible book value per share of common stock	$(0.00)
Increase in net tangible book value per share of common stock attributable to the offering	$0.00
Pro forma net tangible book value per share of common stock after giving effect to the offering	$0.00
Dilution in net tangible book value per share of common stock to purchasers	$0.04

The foregoing table and calculations are based on the number of shares of our common stock outstanding as of June 30, 2014.

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SELLING STOCKHOLDERS

This offering relates to the registration and resale of up to 27,173,913 shares of our common stock, par value $0.0001 per share, by the Selling Security Holders of which up to: (a) 9,098,408 shares of common stock are issuable upon the conversion of the principal amount of the Dominion Debenture, (b) 1,091,809 shares of common stock are issuable upon the conversion of interest accrued under the Dominion Debenture, (c) 3,032,803 shares of common stock are issuable upon the conversion of the principal amount of the Redwood Debenture, (d) 363,936 shares of common stock are issuable upon the conversion of interest accrued under the Redwood Debenture, (e) 9,098,408 shares of common stock are issuable upon the conversion of the principal amount of the Additional Dominion Debenture, (f) 1,091,809 shares of common stock are issuable upon the conversion of the interest to be accrued under the Additional Dominion Debenture, (g) 3,032,803 shares of common stock are issuable upon the conversion of the principal amount of the Additional Redwood Debenture, and (h) 363,936 shares of common stock are issuable upon the conversion of the interest to be accrued under the Additional Redwood Debenture. We will not receive any of the proceeds from the sale of shares by the Selling Security Holders.

Pursuant to the terms of the Purchase Agreement, the Selling Security Holders purchased the Initial Debentures in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount). Upon the effectiveness of a registration statement to be filed by us in connection therewith, the Selling Security Holders will purchase the Additional Debentures in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount), for a total aggregate principal amount of $1,086,956 for the aggregate purchase price of $1,000,000 (8% original issue discount). Unless earlier converted, redeemed or accelerated, the Debentures mature on the twelve month anniversary of the original issuance date.

The Debentures accrue interest at the rate of 12% annually, which interest shall be guaranteed regardless of the date of repayment, and have a maturity date of twelve months from the date of issuance. We are obligated to make amortization payments beginning on the six month anniversary of the issuance date of the Debentures and continuing monthly thereafter. The Debentures are convertible into shares of our common stock at any time at the discretion of the Investors at a conversion price equal to the lesser of (i) $0.10 or (ii) 70% of the lowest traded price per share of the common stock during the twenty five (25) trading days prior to the date of conversion. The shares of common stock underlying the Debentures will be issued in reliance upon an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder.

The following table sets forth the names of the Selling Security Holders, the number of shares of common stock beneficially owned by each Selling Security Holder as of the date hereof and the number of shares of common stock being offered by each Selling Security Holder.  The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders.  The “Number of Shares of Common Stock Beneficially Owned After Offering” column assumes the sale of all shares offered. However, any or all of the securities listed below may be retained by any of the Selling Security Holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling stockholders upon termination of this offering.  The Selling Security Holders are not making any representation that any shares covered by this prospectus will be offered for sale.

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Name	Shares of Common Stock Beneficially Owned prior to Offering (1)	Percentage Ownership before Offering	Maximum Number of Shares of Common Stock to be Offered	Number of Shares of Common Stock Beneficially Owned after Offering (2)	Percent Ownership after Offering

Dominion Capital LLC(3)	10,190,218	2.62%	20,380,436	0	0%
Redwood Management, LLC(4)	3,396,739	0.89%	6,793,478	0	0%

(1)           Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name. The percentage of beneficial ownership is based on 378,033,149 shares of common stock outstanding as of the date of this prospectus

(2)           Assumes that all securities registered will be sold.

(3)           Represents 125% of the shares of common stock issuable upon conversion of the principal and interest under the Dominion Debenture, based on a conversion price of $0.056. The business address of Dominion is 341 West 38th Street, Suite 800, New York, NY 10018. Dominion’s principal business is that of a private investment firm. We have been advised that Mikhail Gurevich is the managing member of Dominion that Mr. Gurevich has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Dominion. We have been advised that Dominion is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Dominion nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

(4)           Represents 125% of the shares of common stock issuable upon conversion of the principal and interest under the Redwood Debenture, based on a conversion price of $0.056. The business address of Redwood is 16850 Collins Avenue, Suite 112-341, Sunny Isles, FL 33160. Redwood’s principal business is that of a private investment firm. We have been advised that John DeNobile is the manager of Redwood that Mr. DeNobile has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Redwood. We have been advised that Redwood is not a member of the Financial Industry Regulatory Authority, or FINRA, or an independent broker-dealer, and that neither Redwood nor any of its affiliates is an affiliate or an associated person of any FINRA member or independent broker-dealer.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 27,173,913 shares of common stock, by the Selling Security Holders listed under “Selling Security Holders”, issuable upon conversion of the Debentures

The Selling Security Holders and any of their respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holders may use any one or more of the following methods when selling shares:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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·	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately negotiated transactions;

·	broker-dealers may agree with a Selling Security Holder to sell a specified number of such shares at a stipulated price per share;

·	through the writing of options on the shares;

·	a combination of any such methods of sale; and

·	any other method permitted pursuant to applicable law

The Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers.  Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk.  It is possible that the Selling Security Holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price.  The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders.  In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus may be deemed “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holder under this prospectus.

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The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

The Selling Security Holders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder.  We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders.  The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.   We estimate that the expenses of the offering to be borne by us will be approximately $23,315.  We will not receive any proceeds from the resale of any of the shares of our common stock in this offering.

DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized Capital Stock

We are authorized to issue 500,000,000 shares of common stock, $0.0001 par value per share and 50,000,000 shares of preferred stock, $0.0001 par value per share.

Common Stock

As of May 1, 2014, 378,033,149 shares of common stock are issued and outstanding.

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights.

Each shareholder is entitled to receive the dividends as may be declared by our Directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Directors are not obligated to declare a dividend. Any future dividends will be subject to the discretion of our Directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, our capital requirements, general business conditions and other pertinent factors.

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There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company.

Preferred Stock

As of the date hereof, there were no preferred shares issued and outstanding.  Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;
5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
8.	Any other relative rights, preferences and limitations of that series.

Holders

As of May 1, 2014, there were 15 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name.”

Dividends

We have never declared or paid any cash dividends on shares of our capital stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

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Debentures

On April 4, 2014, we entered into the Initial Debentures with the Investors in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount). Unless earlier converted, redeemed or accelerated, the Debentures mature on the twelve month anniversary of the original issuance date.

The Debentures accrue interest at the rate of 12% annually, which interest shall be guaranteed regardless of the date of repayment, and have a maturity date of twelve months from the date of issuance. Upon any conversion, early redemption or acceleration of the Debentures prior to maturity, we are required to pay the holder of the Debentures an interest make-whole amount equal to, with respect to each $1,000 principal amount of Debentures, the amount of any interest that, but for the conversion, redemption or acceleration of the Debentures, would have accrued under the Debentures at the interest rate for the period from the date of conversion redemption or acceleration date through the one year anniversary of the original issuance date of the Debenture. The interest make-whole amount is discounted to the present value of such interest using a discount rate equal to the interest rate of U.S. Treasury Bonds with equivalent remaining terms from the applicable conversion date, redemption date or acceleration date through the one year anniversary of the issuance date.

We are obligated to make amortization payments beginning on the six month anniversary of the issuance date of the Debentures and continuing monthly thereafter. The amortization payments may be made, at our option, in shares of our common stock, subject to the satisfaction of certain equity conditions, or in cash. The amortization amount to be paid on each amortization date priority to maturity is equal to the product of (a) the quotient of one divided by the number of remaining amortization dates, including the applicable amortization date and the maturity date, and (b) the outstanding principal amount of the Debentures on the applicable amortization date, together with the sum of any accrued and unpaid interest as of the amortization date under the Debentures.

The Debentures are convertible into shares of our common stock at any time at the discretion of the Investors at a conversion price equal to the lesser of (i) $0.10 (the “Fixed Conversion Price”) or (ii) 70% of the lowest traded price per share of the common stock during the twenty five (25) trading days prior to the date of conversion. The number of shares of our common stock issuable upon a conversion of the Debentures is calculated by dividing (x) the outstanding principal amount of the Debenture being converted, plus accrued interest, plus, the applicable interest make-whole amount by (y) the Conversion Price.

The Debentures may not be converted with respect to any note holder if, after giving effect to the conversion, the holder together with its affiliates would beneficially own in excess of 4.99% of our outstanding shares of common stock. At each holder’s option, the limit on percentage ownership may be raised or lowered to any other percentage not in excess of 9.99%, except that any increase will only be effective upon 61-days’ prior notice to the Company.

The conversion price of the Debentures is subject to adjustment upon the occurrence of stock dividends or stock splits while the Debentures are outstanding. If one of the events occur, the Fixed Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of common stock outstanding immediately prior to the event, and of which the denominator shall be the number of shares of common stock immediately after the event.

If at any time while the Debentures are outstanding, we sell or grant any option or rights to purchase any common stock or securities that would entitle the holder to acquire common stock (“Common Stock Equivalent”), at an effective price per share that is lower than the Fixed Conversion Price, then the Fixed Conversion Price will be reduced to such lower price. However, no adjustments will be made to the Fixed Conversion Price in respect of certain exempt issuances, such as issuances to employees or management pursuant to an equity incentive plan or shares issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company. Such adjustment to the Fixed Conversion Price shall be made whenever such common stock or Common Stock Equivalents are issued while the Debentures are outstanding and such anti-dilution rights will terminate upon full conversion or repayment of the Debentures.

If at any time while the Debentures are outstanding, we issue rights, warrants or options to all holders of common stock (and not to the Investors) entitling them to subscribe for or purchase warrants, securities or other property pro rata to all holders of common stock (the “Purchase Rights”), then the Investors will be entitled to acquire the same Purchase Rights that the Investors would have been entitled to acquire if they had held the number of shares of common stock acquirable upon conversion of the Debentures.

If at any time while the Debentures are outstanding, we distribute to all holders of common stock (and not to the Investors), evidences of our indebtedness or assets or rights or warrants to subscribe for or purchase any security other than common stock, then the Fixed Conversion Price will be adjusted by multiplying the Fixed Conversion Price by a fraction of which the denominator is the volume weighted average price (“VWAP”) as of the record date of the distribution and the numerator is the VWAP as of the record date of the distribution less the then per share fair market value of such assets or evidence of indebtedness or rights of warrants so distributed applicable to one outstanding share of the common stock as determined by the board of directors in good faith.

If at any time while the Debentures are outstanding, we enter into any merger or consolidation, sale of all or substantially all of our assets, purchase offer, exchange offer or tender offer, reclassification, reorganization or recapitalization, or stock purchase (a “Fundamental Transaction”), then upon conversion of the Debentures, the Investors shall have the right to receive, for each conversion share that would have been issuable upon such conversion immediately prior to the occurrence of the Fundamental Transaction, the number of shares of common stock of the successor or acquiring company or of the Company if it is the surviving company, and any additional consideration receivable as a result of such transaction by a holder of the number of shares of common stock for which the Debentures are convertible.

We also have the right to redeem some or all of the outstanding principal balance under the Debentures in cash at a price equal to the sum of (A) 125% of the amount of the Debentures being redeemed plus the accrued but unpaid interest thereon plus the applicable interest make-whole amount.

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The Debentures include customary events of default, such as defaults in payment, breaches of covenants or agreements, or changes in control. Upon the occurrence of an event of default, each holder may accelerate all or any portion of the Debentures in cash, at a price equal to the greater of (i) the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, plus the applicable interest make-whole amount, divided by the conversion price on the date such amount is either (A) demanded (if demand or notice is required to create an event of default) or otherwise due or (B) paid in full, whichever has a lower conversion price, multiplied by the VWAP on the date such amount is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 118% of the outstanding principal amount of the Debenture, plus all accrued and unpaid interest thereon, plus the applicable interest make-whole amount. Upon the occurrence of an event of default, the Debentures shall also become convertible at the lesser of the conversion price and 60% of the VWAP for the five (5) trading days in the preceding twenty (20) trading days that have the lowest VWAP during such period.

The Investors have been granted a security interest on all of the assets of the Company to secure the obligations under the Debentures.

Registration Rights

On April 4, 2014, we entered into the Registration Rights Agreement (the “Rights Agreement”) with the Investors pursuant to which we agreed to register an amount of shares of our common stock equal to 125% of the shares of common stock issuable upon conversion of the Debentures and the interest that may accrue thereon through the maturity date (the “Registrable Securities”). We are required to file a registration statement with the SEC to register the Registrable Securities by May 19, 2014 (the “Filing Deadline”) and have the registration statement declared effective by the SEC within one hundred (100) days of the Filing Deadline, or August 27, 2014 (the “Effectiveness Deadline”).

If we fail to meet the Filing Deadline or the Effectiveness Deadline, or if the registration statement ceases or fails to remain effective for the requisite time, we are required to pay liquidated damages equal to 1% of the aggregate purchase price paid by the Investors pursuant to the Purchase Agreement on a monthly basis, until the expiration of the Effectiveness Deadline. The liquidated damages may not exceed 10% of the purchase price paid by the Investors, in the aggregate.

The parties to the Rights Agreement also agreed, among other things, to indemnify each other for losses that may arise based on untrue statements that may be included in a registration statement and certain other fees and expenses that the parties may incur in connection therewith. We have agreed to pay all expenses relating to the filing of the registration statement.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The annual financial statements for the years ended December 31, 2013, and 2012 and for the period from March 24, 2008 (inception to December 31, 2013 ) included in this prospectus and in the registration statement have been audited by GBH CPAs, PC and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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The validity of the issuance of the common stock hereby will be passed upon for us by Greenberg Traurig, LLP.

INFORMATION WITH RESPECT TO THE REGISTRANT

Corporate History

General

World Moto, Inc. was incorporated on March 24, 2008 in the State of Nevada under the name Net Profits Ten Inc. The original purpose of the Company was to market and distribute user-friendly interactive yearbook software for the military. Effective November 12, 2012, we amended our Articles of Incorporation to change our name from “Net Profits Ten Inc.” to “World Moto, Inc.”.

We were a shell company until the completion of the acquisition of the World Moto Assets described below, which was consummated on November 14, 2012.

On January 30, 2013, we established two wholly owned subsidiaries, World Moto Technologies, Inc. and World Moto Holdings, Inc. that were incorporated in the State of Nevada. On February 4, 2013, World Moto Technologies Ltd. was organized under the laws of the Kingdom of Thailand. The name was later changed to World Moto Co., Ltd. (“WM Co. Thailand”). WM Co. Thailand is owned in its entirety by World Moto, Inc., World Moto Technologies, Inc. and World Moto Holdings, Inc. and represents our operating entity for the purposes of research and development in the Southeast Asia region.

Organizational Chart

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Acquisition of World Moto Assets

On September 1, 2012, we entered in an Asset Purchase Agreement (“Agreement”) with World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“Old WM”), Chris Ziomkowski, the Chief Technical Officer of Old WM and Paul Giles, the Chief Executive Officer of Old WM. The Agreement was consummated on November 14, 2012. We purchased from Old WM substantially all of the intellectual property and certain other specific intellectual property assets related to Old WM’s initial product, Moto-Meter (the “Assets”), which included three United States patent applications, the data related to the patent applications, certain software related to the operation of the Moto-Meter, several URLs and trade-names and associated names related to the Moto-Meter and Old WM. As part of the transaction, Messrs. Ziomkowski and Giles became the management of the Company immediately after the acquisition. The Assets did not include any plant and equipment, customer lists, suppliers and any other business and operational assets of Old WM, and we did not hire any employees of Old WM other than Messrs. Giles and Ziomkowski. Old WM continues as a corporation, operating in Thailand. Moto-Meters are devices that provide metering of rides on motor scooters, motorcycles and similar types of transportation vehicles and were developed by Old WM.

The consideration paid for the Assets was an aggregate of 224,597,666 shares of common stock, then representing 60% of the outstanding shares of our common stock immediately after closing and the assumption specified outstanding debt in the amount of approximately $75,000, which was converted into 576,923 shares of common stock at the closing, at a conversion rate of $0.13.

At the same time as the acquisition of the Assets, Mr. Marlon Liam, our former sole director and officer, agreed to extinguish $52,183 in obligations owed to him by the Company for the issuance of 401,415 shares of common stock, at a conversion rate of $0.13.

The acquisition transaction of the Assets was accounted for as a purchase of assets in accordance with Rule 11-01(d) of Regulation S-X and ASC 805-10-55-4. The Assets had a contract stated value of $100,000 based on several factors about the shares issued as consideration, including the limited trading of the common stock, the restricted characterization of the securities with not less than a one year holding period before Rule 144 would apply, the absence of registration rights, and the determination of the value of the Assets by Old WM. No goodwill was recognized in the purchase. No formal, independent valuation was obtained in connection with the purchase of the Assets. In accordance with Generally Accepted Accounting Principles, we valued the Assets at $236,314.

Business

We seek to address the need for fare metering and m-commerce for motor scooters and motorcycle taxis. The use of these taxis is increasingly common in the developing world. Our planned products, however, will have increased functionalities over a standard fare meter commonly used in an enclosed taxicab. We have designed and developed and are beginning to manufacture and market the Moto-Meter, which has the basic functions of a taximeter in an enclosed taxicab, but with additional characteristics that, over time, will permit mobile commerce, GPS tracking, advertising and other capabilities. As an element of mobile commerce, we are introducing “Yes,” a concierge service where persons can order products and have the products delivered to their address by motor scooter. We are also focused on the development of our advertising product, Wheelies, which displays static and streaming media on the wheels of motorcycles and automobiles.

The Moto-Meter is currently in the verification build stage and we anticipate rolling out the Moto-Meter to certain motorcycle-taxi operators in Indonesia, Vietnam and Thailand by the end of the third quarter of 2014 and in Brazil during the next 12 months. The Yes service has been going through testing and is now being launched with our first customer, Mobile Advertising Ventures, Ltd. in Kuala Lumpur, Malaysia. We expect Yes to go live in in the third quarter of 2014 in Kuala Lumpur, Malaysia. We also intend to launch Yes™ over the next 12 months in Thailand and Cambodia. We have also successfully completed a pre-production version of Wheelies and have successfully completed testing. We anticipate the limited production and optimization stage for Wheelies to last approximately 6 months, after which full commercial production will commence by the fourth quarter of 2014 in Thailand.

In many parts of the world, the taxicab as it is known in developed economies, is being superseded by motor scooters and motorcycle taxis. The growth in the use of the motor scooter and motorcycle taxi is particularly prevalent in the heavily populated, faster growing Asian, African, and South American cities. While meters are ubiquitous in taxicabs, we believe there are no similar devices for motor scooters and motorcycle taxis. Thus, moto-taxi fares are un-standardized and must be calculated by hand or agreed upon or “haggled” before, during or after a trip, often leading to failed negotiations and clashes between drivers and passengers. In response to this problem, the Moto-Meter was developed. We believe this device will do for the moto-taxis what the taximeter did for taxicabs more than 100 years ago. We currently have plans for two Moto-Meter models, one with an LED screen and the other an LCD monitor.

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We plan to enter the moto-meter market initially in Thailand, Indonesia and Vietnam in the third quarter of 2014, and then branch out to additional countries that have a high use of moto-taxis such as Brazil and other developing economies throughout the world. Moto-taxis are most common in economically developing and emerging growth countries. There also is increasing use of the moto-taxi in the developed world, such as in Paris and London, because of their convenience and speed. We plan on developing a distribution network of the meter products through franchised dealers, resellers and brick and mortar storefronts in our selected markets. We have decided to utilize these types of vendors because aspects of the Moto-Meter include add on products, and these vendors will be able to help with installation and provide explanations for use.

In late 2012, we collaborated with the Bangkok Governor's Office to carry out trials of the Moto-Meter product, which were conducted to test both the hardware and software of the meter and to determine how quickly it could be deployed throughout the city. We have not entered into any formal agreement with the Bangkok Governor’s Office.

The trials were carried out along a prominent thoroughfare in the heart of the city and received praise from both drivers and passengers. Based on the trials, we believe that there will be strong demand once the Moto-Meter enters full production. According to the Thai Ministry of Transportation, it is estimated that there are over 200,000 motorcycle taxis in Bangkok and an estimated 700,000 motorcycle taxis across the country. Once the Moto-Meter is in widespread use, we plan to use Bangkok as a flagship city as sales and marketing efforts are ramped up to enter other cities and areas across Thailand in conjunction with other major markets around the world.

We have entered into discussions with the office of the mayor of Montes Clare, Brazil, to mandate the use of Moto-Meters on all moto taxis within the city of Montes Claros. Montes Claros is considered the "motorcycle taxi capital" of northern Brazil and an ideal city to launch the Moto-Meter in Brazil. We believe that a regulatory mandate here will act as a springboard into the potentially larger markets of Brazil's other highly populated cities. Although no agreement has yet been entered into with respect to the use of the Moto-Meter in Montes Claros, we intend to follow up with the office of the mayor of Montes Clares regarding the launch of the Moto-Meter in the third quarter of 2014.

We have signed letters of intent for the distribution of our flagship product, the Moto-Meter with qualified distributors in 7 countries. The distributors were selected for their ability to both sell and support our products as well as to protect our brand image in strategic markets. We are continuing discussions with several other distributors out of the hundreds of retail agents and operators that have contacted us to express their interest in the Moto-Meter and associated products. The letters of intent authorize the distributors to sell and support our flagship product, the Moto-Meter, as well as establish priority for Wheelies and our future products and services. However, there are no minimum purchase requirements under the letters of intent and no obligations on distributors to purchase any of our products.

In Africa, we established an office in Lagos, Nigeria. Previously, we have had discussions with HRH Oriteme Banigo (who is currently employed by UBA Plc) who has informed us that certain government officials in Nigeria have expressed interest in the Moto-Meter. However, no agreements have been entered into with respect to the use of the Moto-Meter in Lagos. We intend to follow up with Mr. Banigo regarding the launch of the Moto-Meter in the third quarter of 2014. Establishing a physical presence in the city is now essential for us as we enter the process of formalizing these discussions into a clear plan to introduce the Moto-Meter into Lagos and cities across Africa. On November 4, 2013, we were awarded a patent on the Moto-Meter technology until 2033 in Nigeria, a country with more than 3 million motorcycle taxis. According to Reuters, there are "as many as one million motorcycle taxis in Lagos," a city of Nigeria, and estimates for the total number of motorcycle taxis in Nigeria exceed 3 million — a number that is equal to the total number of automobile taxis in the entire world.

On June 11, 2014, we entered into a letter of intent with Mobile Advertising Ventures Ltd. and Forever Network to form a new joint venture entity which will have the exclusive rights to all Wheelies advertising in Thailand for a period of one year. We will own 45% of the joint venture entity and will receive a pro-rata share of the revenues generated by this joint venture entity.

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Products

Moto-Meter

Our principal product currently is the Moto-Meter, which is now ready for a pre-production launch in September, 2014. Our first product is a light emitting diode (LED) model and once a market is established for that product, we will market a liquid crystal display as a premium model. The LED model will be a portable/universal meter that is compact and easily swapped among vehicles. It will be rugged and will work with all vehicle classes. The meter will provide starting rate, time, total fare and distance measures. The device will have event data recording, Global Positioning System (GPS) functionality and advertising capacity. The premium product has added features such as television and video display capability. Mobile commerce will also be an early stage enhancement, which will allow for electronic payment of the fare and also purchasing other products and services.

The initial product, which is known as the Eagle, is waterproof, scratch resistant, made of high density plastic and similar in size to a modern GPS device; its dimensions are approximately 6” X 4” x 1”. The Eagle model has a Universal Serial Bus (USB) style connector that plugs into a motorcycle or vehicle providing the meter with speed, distance, and sensor information while powering the unit. The device is capable of almost unlimited tariff options. Firmware upgrades and re-programmability are designed to be quick and simple. The life expectancy of the Eagle model is expected to be 3 to 5 years. The Eagle model will be sold with a one year warranty. The Eagle product will be sold as a kit, including the mount, installation kit, and cost of warranty.

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The Moto-Meter is also designed to be tamper proof, with multiple independent, fully redundant tracking systems. These include a GPS and a completely self-contained inertial navigation system, in addition to the traditional speed sensors found on conventional taxi meters. Any one of the systems is enough to give an accurate record of the distance and waiting time by itself, but we believe all of them combined allow for an accuracy and reliability unsurpassed by other metering devices on the market today for similar uses.

An enhancement to the standard Moto-Meter includes a persistence of vision advertising capability that works either independently or in conjunction with the Moto-Meter display to provide graphics displayed on a rotating wheel at speeds as low as 11km/h. Three rows of RGB color model (one red, one green and one blue) LED’s are controlled via an advanced graphics processor that can sense wheel position and rotation speed during normal operations.

The Moto-Meter also has an event data recorder, commonly known as a “black box.” This is a first for motorcycles. The black box is a tiny unit that comes integrated with the Moto-Meter, or it can be sold separately as a safety device. This will allow monitoring location and rides, which can provide safety for riders and fleet tracking. The device automatically stores up to five years of trip data, which data are encrypted for security.

We believe that the Moto-Meter has many advantages as a product. First it will provide a certainty to the fare which will overcome the problems faced by the customer and driver that the fare is often undefined and has to be negotiated or “haggled.” These negotiations often result in misunderstandings and inconsistencies which annoy both the driver and the customer. Second, the Moto-Meter will help authorities regulate fares, which will give communities and regulatory agencies an easy and affordable method of standardizing moto-taxi fares and support overall consumer and community satisfaction. Therefore, we believe we will obtain support for our product in the markets we address from regulators as well as customers and drivers.

The primary disadvantage of the Moto-Meter when compared against its primary competition is the need to expend capital both for acquisition of the meter and for annual maintenance. However, we believe this is a minor inconvenience due to the increased efficiency that the Moto-Meter offers. When considering this drawback, it is also important to consider that the investment capital for the Moto-Meter can come from a variety of sources other than the driver or operator of the vehicle, such as governments, advertising agencies, charitable funds, or other organizations who are willing to fund the Moto-Meter in exchange for access to the usage data that our product offers. In fact, governments themselves may find that the tax receipts that could be generated by recording revenues from the Moto-Meter far outweigh the minor costs associated with purchase and maintenance. Also, in the event that no third party is available to subsidize the cost of the Moto-Meter and the entire acquisition cost falls to the owner or operator, we have plans to enlist the services of regional investment banks to help fund the initial capital outlays, as well as software provisions to disable the Moto-Meter if the owner or operator fails to meet the agreed upon repayment terms of the loan.

We plan on developing future products that complement the basic forms of Moto-Meters. These may include advertising, booking, delivery, electronic payment and similar products and devices and includes the “Yes™” concierge capability. The basic Moto-Meter provides event data recording and GPS positioning, which are valuable safety features.

We anticipate rolling out the Moto-Meter by the end of the fourth quarter 2014 initially to a motorcycle-taxi operator in one or more of Indonesia, Vietnam and Thailand, as a test of its capabilities. Once we are satisfied with this pre-production launch of our product in real-world conditions, we will begin to sell the Moto-Meter to other motorcycle-taxi operators in Indonesia, Vietnam and Thailand by the end of the first quarter of 2015, and motorcycle-taxi operators in Brazil in the next 12 months.

Initially, we are developing and producing the Moto-Meter in-house for the pre-production phase, and in the future we will be outsourcing mass production. We are currently preparing to commission the verification build for the Moto-Meter. The verification build, or v-build, is the first automated assembly process of a production electronic device. The build usually encompasses between a few dozen to as many as 100 units. The goal of the v-build is to establish a reliable factory process that can be used to produce thousands of units with high yield and repeatable, high quality. Where mature assembly processes may experience production yields of 99% or more and at rates exceeding many thousands of units per day, the v-build typically results in only a few units per day as assembly line matters are sorted out, components are inspected, operators are trained, and testing procedures are refined.

Entry into the v-build process marks the transition from development to production, and additional engineering time generally shifts from product modifications to the continued development and refining of tooling and test fixtures necessary to guarantee the high quality required for mass manufacture. Over the coming weeks, we will work closely with our manufacturing partner, DMC Corp (154) Co., Ltd. (“DMC”), to complete the verification build and slowly ramp up production and distribution to qualified customers. We have received a quotation from DMC for the 100 units related to the verification build and we are currently working with DMC on specifications necessary to complete the build.  We have not entered into any long-term or formal manufacturing agreement with DMC and we will assess the potential for such an agreement depending on the results of this initial verification build.

The estimated cost associated with the development of Moto-Meter during the next 12 months is $305,000.

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Wheelies

We are also focused on the development of our advertising product, Wheelies. Wheelies displays static and streaming media on the wheels of motorcycles and automobiles, providing a new mobile medium for advertising, broadcasting, self-expression and publishing. Wheelies has gone through extensive testing and is now ready to be sold on a limited basis, while we refine our manufacturing process.

We have successfully completed a pre-production version of Wheelies and have successfully completed testing. DMC has now been tasked for outsourced production of Wheelies. DMC recently concluded an extensive proof of concept phase that included demonstrations of their capabilities to meet our rigorous standards for manufacture of printed circuit boards, injection molded components, conformal sealing and assembly of Wheelies.

We will be moving immediately into limited production of Wheelies, which involves low volume production runs of tens to hundreds of units in order to refine the production yields, increase the efficiency, and decrease warranty and support costs of the manufacturing process. DMC will provide their experienced research and development team to assist in the design of the automated test and analysis fixtures and programs required to optimize this system. We anticipate the limited production and optimization stage to last approximately 6 months, after which full commercial production will commence by the fourth quarter of 2014 for distribution in Thailand. Although we entered into an agreement to sell an initial 10 Wheelies, those items have not yet been delivered so the purchase price for those items is currently being treated as a customer deposit and not revenue.

We believe the technology has the potential to turn essentially any wheel in the world into a full color billboard or video screen. All digital content, including ads and videos, can be sequenced and triggered at a specific time, location, or manually under the command of an operator using gesture recognition and a wearable device. This gives Wheelies the ability to serve up highly targeted advertisements to different demographics.

We believe that by combining certain aspects of social networking and modern LED displays, the Wheelies technology offers the ability for new generations of consumers to connect with members of their local community using methods similar to those used by online services today. Unlike locally targeted internet forums, Wheelies can spread an idea quickly and easily to every corner of a region without restricting the message to select individuals who actively seek information from a specific website.

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The Wheelies product can be deployed independently or in conjunction with the Moto-Meter and Yes™.

The estimated cost associated with the development of Wheelies during the next 12 months is $75,000.

Yes™

We have been developing the Yes™ service further in 2014 mainly targeting developing countries where motorcycle use is more pervasive. Yes™ is a personal retail and delivery service superimposed on a mobile delivery infrastructure. A user may simply tap an app to obtain refreshments, toothpaste, diapers and other necessities, delivered anywhere in less than 20 minutes. We believe Yes™ will make brick and mortar commerce as convenient as the Internet.

The Yes™ service was developed in-house. The Yes™ service has been going through testing and on March 10, 2014 we procured our first customer, Mobile Advertising Ventures, Ltd in Kuala Lumpur, Malaysia. We have collected $24,980 as deferred revenue and we expect the service to go live in the third quarter of 2014 in Kuala Lumpur, Malaysia. We also intend to launch Yes™ over the next 12 months in Thailand and Cambodia.

Shopping on the internet has already reached unprecedented levels of convenience. However, increasing competition in the e-commerce space has driven success in this marketplace to the final front - last mile delivery. With advantages on price and assortment having reached the point of diminishing returns, we believe the new online battle is being fought over the efficiency of getting a product to the consumer as quickly as possible and at the lowest possible cost. New one hour delivery services such as eBay now leverage brick and mortar stores to provide rapid delivery. However, they are discovering that this is a different market than they are used to. According to Sucharita Mulpuru at Forrester Research, it is an "H.R. issue, not a tech issue." Successful companies in this arena are likely to be ones that can combine technology with the ability to mobilize huge armies of experienced human "valets" that possess a work ethic to go beyond a script and service the customer in an individual fashion.

Yes™ was conceived with this requirement in mind. We believe that we have the ability to access more than 20 million motorcycle taxi operators around the world, each having already been self-selected for their ability to provide exactly the qualities demanded by this profession. The preexisting nature of this human infrastructure means it can be accessed as necessary with minimal training during expansion into new geographical areas. Local commerce in much of the world is already facilitated by motorcycle taxis, so the drivers already understand the issues. Dr. Claudio Sopranzetti, a transportation expert from Harvard, describes their role as follows: "The drivers operate not only as transportation providers but also as messengers and personal assistants, paying bills and delivering commodities." Traditionally, however, these services have been offered individually, on an ad-hoc, undependable basis. We plan to develop Yes™ as the trusted brand.

The estimated cost associated with the development of Yes during the next 12 months is $176,000.

Potential Revenue Lines and Distribution

The principal source of revenues will be from the sale of the Moto-Meter and Wheelies units and related products to be used with the Moto-Meter. We may also derive revenues from advertising partnerships with Wheelies units. In the future, we would expect to generate revenues from a number of additional sources, including the Yes™ service. The initial additional revenue is likely to be from the advertising displayed on the Moto-Meters. Revenues also would be expected to come from the mobile commerce applications. Additional revenues may be generated from the booking services which would include door to door, delivery, messenger, vehicle collection, errands and emergency road services, but these revenues are considered to be well in the future. We expect to generate additional revenues from all three of our product lines within the next 12 months, including from the following agreements:

Lucky Distributors, Ltd.

On December 19, 2012, we entered into a distribution agreement with Lucky Distributors, Ltd. (“Lucky”), a Thailand based distribution company. Lucky has a regional network that currently provides parts and servicing for motorcycles and motor scooters. Lucky also is a preferred supplier for the Motorcycle Taxi Association of Thailand. Under the terms of the distribution agreement, Lucky has the non-exclusive rights to distribute, sell and service the Moto-Meter and Moto-Meter accessories throughout the country of Thailand and surrounding border markets.

The agreement is for a term of five years and may be terminated (i) by either party upon a substantial breach of the agreement, (ii) by us if Lucky undergoes a change in control, or (iii) by us at any time after three years. The products will be sold at prices stated at FOB our offices in Thailand and will not include transportation costs, which will be borne by Lucky. Lucky will use its best efforts to promote the sale and distribution of the products and we will assist Lucky with any advertising campaigns to be conducted. We also agree to indemnify Lucky from any losses relating to allegations that the products infringe upon any patents, copyrights, or proprietary right. This agreement is not revenue producing as yet, and we expect it to be producing revenues by the fourth quarter of 2014.

Mobile Advertising Ventures, Ltd.

On December 2, 2013, our subsidiary, WM Co. Thailand entered into a Purchase and Licensing Agreement (the “PL Agreement”) with Mobile Advertising Ventures Ltd. (“MAV”). Pursuant to the terms of the PL Agreement, MAV will purchase 10 initial “Wheelies” from WM Co. Thailand at a purchase price of $35,000, and will have an option to purchase an additional 190 Wheelies at a purchase price of $3,500 per unit. WM Co. Thailand also grants a non-exclusive license to MAV for the use of its software in connection with the operation of the Wheelies in consideration for a fee based on net revenue per quarter from advertising sales relating to the use of the Wheelies.

We also entered into a Fleet Franchise Agreement with MAV on March 10, 2014. Pursuant to the terms of the agreement, we granted a fleet franchise license to MAV in the Federal Territory of Kuala Lumpur, Malaysia, exclusive of the surrounding suburban areas of the Klang Valley (the “Region”). The grant includes the right to operate “Yes” delivery services in the Region and the use of certain proprietary systems and property (including any Wheelies products for direct advertising) in connection with such services for a term of 10 years. The initial franchise fee is $25,000.00 and royalty payments equal to 5% of the gross proceeds from delivery fees and net sales of the franchise are due after 12 months from the first commercial “Yes” delivery by the franchise. MAV is also required to contribute 1% of its gross proceeds from delivery fees and net sales to our marketing program.

We are required to provide training and ongoing guidance and assistance with respect to the services provided by MAV. Additionally, MAV agrees to indemnify us against any losses arising in connection with the operation of the franchise or any actions taken under the agreement resulting from negligence or willful misconduct. MAV is required to submit monthly reports to us detailing its financial condition, including a profit and loss statement, and a report on gross proceeds from delivery fees and net sales for such periods.

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Depending on the means of distribution and sale, there may be revenue opportunities from additional franchising and licensing of the Moto-Meter and its different capabilities. The concierge service “Yes” is one such other potential source of revenue for the Company.

Manufacturing and Suppliers

We subcontract manufacturing and believe that there are many manufacturers capable of providing and assembling the parts for the Moto-Meter, at a high quality level and efficient rate of production for prices that will work within the projected pricing of the Moto-Meter units. In the future, to assure adequate production and quality, we plan to manufacture the devices ourselves, either being fully responsible for the production or in conjunction with other contract manufacturers. While we believe there are many manufactures that can meet our requirements, we typically will work with only one or two at a time. Where useful, we plan to use just in time stock strategies for hardware, supplies and service parts to control margins and working capital requirements.

Certain of the components in our devices will be supplied by contract suppliers to our specifications while other components will be provided by generic manufacturers. We believe there are adequate providers in both categories of suppliers.

In January 2014, we contracted with DMC for production of our Wheelies LED display technology.

DMC recently concluded an extensive proof of concept phase that included demonstrations of their capabilities to meet our rigorous standards for manufacture of printed circuit boards, injection molded components, conformal sealing and assembly of the Wheelies device. The successful completion of this phase and the subsequent agreement between the Company and DMC signified the beginning of the production stage of Wheelies.

This collaboration allowed us to move immediately into limited production of the Wheelies device, which involves low volume production runs of tens to hundreds of units in order to refine the production yields, increase the efficiency, and decrease warranty and support costs of the manufacturing process. DMC will provide their experienced research and development team to assist in the design of the automated test and analysis fixtures and programs required to optimize this system. We anticipate the limited production and optimization stage to last approximately 6 months, after which full commercial production will commence.

Regulations

Moto-Meter

We intend to market the Moto-Meter primarily into 4 countries over the next 12 months – Indonesia, Vietnam, Thailand and Brazil. We will rely primarily on our in country distributors to apply for any licenses and certificates necessary in their specific regions, and we will support them with any results from testing laboratories and foreign compliance certificates.

Of these 4 regions, we believe that only Brazil has a specific metrology requirement which is governed by Brazil’s National Institute of Metrology, Inmetro. We intend to submit the Moto-Meter for certification to Inmetro within the next 12 months.   Although Thailand also has a metrology requirement for licensed metered taxis, motorcycle taxis are not considered licensed metered taxis and therefore no metrology requirement applies with regard to selling the Moto-Meter to motorcycle taxi  operators in Thailand. Similarly, neither Indonesia nor Vietnam have a specific metrology requirement for motorcycle taxis.  In these unregulated jurisdictions without a specific legal metrology requirement, we will certify the Moto-Meter to operate in accordance with the specifications described in the International Organization of Legal Metrology recommendation R-21. Since most of the world’s taxi meter regulations are either heavily based on or directly copied from this standard it should provide a useful declaration for operating in countries that have not yet regulated the industry.

In addition to metrology approvals, the Moto-Meter uses a 2.4GHz wireless interface for communication and therefore may be subject to radio frequency approvals. Use of this technology in Thailand, Indonesia, Vietnam and Brazil, requires a certificate of compliance from that jurisdiction's authority on radio frequency.  Our research indicates that in all of these jurisdictions an approval from either a Federal Communications Commission (“FCC”) conformance body under the relevant statutes of part 15 or a CE mark will allow the certification of the device without further testing under each country’s radio frequency laws simply by making a formal application to the specific authority. We are currently in the process of selecting a Telecommunications Certification Body (“TCB”) to begin approval of the Moto-Meter under the relevant FCC Part 15 standards and signing a declaration of conformity to use the CE mark. Failure to obtain approval from a jurisdiction’s authority on radio frequency will disallow the use of the Moto-Meter's wireless interface in that jurisdiction until such time as approval can be obtained or a waiver is granted  in the specific jurisdiction targeted for sales.  We are not currently aware of any requirement that we believe will result in a failure of the Moto-Meter to obtain an FCC Part 15 compliance certificate or sign a declaration of conformity for a CE mark.

Except for the requirements of an intentional transmitter in the 2.4 GHz spectrum, as an automotive product, the Moto-Meter is exempt from radiated emissions requirements under FCC Part 15.103. It is our understanding that Brazil, Thailand, Indonesia and Vietnam also recognize this exemption. Because of this, failure to obtain FCC certification will not result in a delay in sales, but may result in the inability of customers to use the wireless radio features of the device until approval can be obtained.

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Wheelies

We intend to market Wheelies over the next 12 months primarily as an advertising platform in Thailand.  We are currently in the process of establishing a joint venture with Forever Network Co. Ltd. in Bangkok to promote this technology, and the joint venture will be responsible for securing any necessary permits and waivers that may be necessary.  In the event that Wheelies are used in a fixed, outdoor location, such as on a stage at the entrance to a building, the only governing regulation is that the joint venture pays the fees to acquire an outdoor signage tax permit. Permits are issued on a nondiscriminatory basis by the governing municipal authority and taxes are based purely on the area of the display medium.

In the event Wheelies are used on public roads, they will be regulated by the Thailand Land Traffic Act of 1979 and associated ministerial regulations. Strict interpretation of these existing regulations limit any exterior vehicle lighting to headlamps, brake lights and turn signal indicators unless otherwise approved by the Department of Land Transport. In practice, however, we have observed that these rules are overly restrictive and not currently enforced.  Vehicles with hundreds of variations of external lighting displays are common on the streets of Thailand. The joint venture does not currently intend on requesting a waiver from the Department of Land Transport before commencing advertising activities and therefore, it may be subject to penalties, such as fines, or even a prohibition on using the Wheelies technology on public streets until a waiver is obtained from the Department of Land Transport. Any of the foregoing results may have a material adverse effect on our Wheelies business in Thailand.

Yes™

We intend to launch Yes™ in the third quarter of 2014 in Kuala Lumpur, Malaysia, and in Thailand and Cambodia over the coming 12 months. Both e-commerce as well as messenger and delivery services are currently entirely unregulated in all of these jurisdictions, and we are not aware of any legal or regulatory standards that would inhibit our ability to execute on our business plans regarding this product.

Customers and Industry

We currently have one customer for our Wheelies product, Lucky Distributors, Ltd. and one customer for our Yes service, Mobile Advertising Ventures, Ltd. We do not currently have any existing customers for the Moto-Meter. Lucky Distributors, Ltd. and Mobile Advertising Ventures, Ltd. (“MAV”) are both resellers and our initial plan is to engage other resellers who will then on-sell the Moto-Meters to the moto-taxi owners, which may be individuals or fleet owners. As we gain brand and product awareness, we expect to sell directly to the owners of moto-taxis, thus expanding the customer base to the primary user. We intend to establish and control pricing so that there is minimum price competition within our markets.

For advertisers, we believe Wheelies is a high impact medium for showcasing brands and businesses to new customers in locations of mass consumer exposure with the potential ability to target up to 400,000 people a day, per motorcycle. For retail buyers, we believe Wheelies is a personal medium of self-expression, and a fun way to share content, engage, collaborate and create entirely new experiences. We expect that retail buyers will eventually make up the largest portion of Wheelies users. Global sales of OEM motorcycle components and accessories represent a market worth approximately $50 billion annually.

The global advertising industry is worth nearly $500 billion annually, with outdoor display type advertising as one of the fastest growing segments of the advertising industry. We believe that the appeal to advertisers together with the additional revenue streams available to agents, operators and drivers will result in demand for our products.

On December 2, 2013, our subsidiary, WM Co. Thailand entered into a Purchase and Licensing Agreement (the “PL Agreement”) with MAV. Pursuant to the terms of the PL Agreement, MAV will purchase 10 initial “Wheelies” from WM Co. Thailand at a purchase price of $35,000, and will have an option to purchase an additional 190 Wheelies at a purchase price of $3,500 per unit. WM Co. Thailand also grants a non-exclusive license to MAV for the use of its software in connection with the operation of the Wheelies in consideration for a fee based on net revenue per quarter from advertising sales relating to the use of the Wheelies. Although we entered into an agreement to sell an initial 10 Wheelies, those items have not yet been delivered so the purchase price for those items is currently being treated as a customer deposit and not revenue.

On January 14, 2014, we were asked to file a "pre-tender" document to Amtex Systems Inc. for submission to the Government of Tamilnadu Province in India for up to 90,000 units of our proprietary Moto-Meter™. The Government of Tamilnadu has decided to implement the mandatory use of fare meters on all auto rickshaws. As such, it has promised to provide a free, government subsidized, GPS based fare meter for up to 90,000 autorickshaws. The government of Tamilnadu has made a specific budget allocation for the financial year starting April 1, 2014, for this program. We attended a pre-tender meeting with the government on January 15, 2014, where we presented the company profile and our patent pending Moto-Meter technology. World Moto filed an RFP type document and the successful vendor will receive an order from the government by approximately the end of May 2014.

The government of India recently elected a new leader, and during the election period, there was a delay in the tender process. We believe that the tender process may be about three months behind and we expect to hear from Amtex Systems Inc. who is managing our interests in the tender submission by August 2014.

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Marketing

We are using several channels to market our products including social media, direct sales and trade shows. The overall goal of the advertising will be to strengthen brand and product recognition, which will also support product distribution and sales. We will seek to overcome the general low image and poor customer perception of taxi products currently pervasive in the taxi meter industry. We will attempt to stand apart in our corporate image and our product quality and placement.

We plan to use direct sales calls, presentations and appointments with regulatory agencies, associations, distributors, and operators of moto-taxi fleets to generate recognition and acceptance of our products. The use of public demonstrations to target users will also be deployed, which will be in conjunction with the cooperation of local municipal authorities. Once the Moto-Meter is established, we plan to promote our m-commerce services directly to the drivers, who might then start selling these services to their customers or the public.

We also plan to follow a course of marketing that deploys word of mouth, guerilla marketing and viral marketing using various social networks and similar marketing methods. Since the deployment of the Moto-Meter is frequently on an independently owned vehicle, we understand that the acceptance of the benefits of the Moto-Meter by the individual owner-drivers as well as the owners and drivers of fleet owned vehicles and public authorities is important in gaining acceptance and use. As the benefits of more certain fares and the value of the related services become known to the customers of moto-taxis, we believe that they will also drive sales preferring to use vehicles out-fitted with the Moto-Meter for its benefits of safety, certainty of fare, m-commerce and other services.

We plan to pay particular attention to the development of the Company’s website and its Facebook page. As its representation on the Internet, these sites will increasingly be the first point of contact for potential customers in need of information. The primary website contains product information, detailed photos, purchase information and use information. In connection with our web presence, we will seek to maximize search engine optimization. This involves organically improving the quality and volume of traffic to a website through user searches on search engines such as Google and Yahoo.

Print media and brochures are also being used in conjunction with sales, including at trade shows. We plan to distribute printed media to operators, potential customers, channel partners, associations and government agencies. The focus of the print media will be to highlight our Company, location, benefits of the Moto-Meter and contact information for further details and ordering.

We plan to use trade shows, demonstration opportunities and similar venues to increase brand awareness and product understanding and recognition. These venues can also foster valuable business partnerships. One such trade show is the Taxicab, Limousine, and Paratransit Association. Generally, these trade shows are held on a regular annual basis and attract the important companies and users within the industry, which will provide a valuable venue for us to showcase the Company and our products.

We also will seek to establish industry partnerships to help market the Moto-Meter. We have signed letters of intent for the distribution of our flagship product, the Moto-Meter with qualified distributors in 7 countries. The distributors were selected for their ability to both sell and support our products as well as to protect our brand image in strategic markets. We are continuing discussions with several other distributors out of the hundreds of retail agents and operators that have contacted us to express their interest in the Moto-Meter and associated products. The letters of intent authorize the distributors to sell and support our flagship product, the Moto-Meter, as well as establish priority for Wheelies and future products and services of World Moto.

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Competition

Since the Moto-Meter can be used for any class of vehicles, we may compete with manufacturers of automobile taxi-meters. Although a simple automobile taxi-meter can be adapted for use with a motor scooter or motorcycle, the Moto-Meter products have many more functions and we believe at a higher level of quality and security. We are currently unaware of any other company that has successfully developed a similar-type product to the Moto-Meter.

Notwithstanding the fact that we expect to be first to market in this industry, it is possible that other meter manufacturers may decide to address the moto-taxi market and develop products that will be able to compete with the Moto-Meter products. Such companies may have greater financial and engineering capabilities, which will make it more difficult for us to establish ourself in various markets or offer substantial competition product offerings and pricing.

The business of manufacturing and selling taximeters, however, is a low-profile business. Overall, we believe that competition within the industry of taximeters and related products is low, with just a few brands monopolizing sales and all of which are oriented towards taxicabs. These brands include Cygnus Automotive (UK) and Centrodyne (US). We believe the taximeter industry is largely stagnant, lacking innovation, and is constrained by legacy products and methods of business. Current manufacturers have existing products that they are improving incrementally, but we believe they are most concerned about maintaining product lines and market share within the taxicab industry and as a result not targeting the moto-taxis industry.

We also believe that we will be able to compete based on our intellectual property, some of which is subject to current patent applications in the United States. We plan to act to protect our intellectual property rights to safeguard our products and market share, and we plan to continue development of new proprietary products that will aid our competitive position. Our pricing strategy is currently geared to be competitive with products used in the taxicab industry, but as we ramp up our manufacturing and even take over manufacturing, we believe that we will be able to be even more price competitive.

Intellectual Property

We have three U.S. patent applications pending. All three patents are titled “Universal Vehicle Management System” and are identified as follows: (i) U.S. provisional patent application 61/401,337, filed August 10, 2010, (ii) U.S. utility patent application 13/137,345 filed on August 8, 2011, which claims priority to August 10, 2010 using PPA 61/401,337 and (iii) PCT patent application PCT/US2011/001401 filed on August 8, 2011 with receiving office USPTO, which claims priority to August 10, 2010 using PPA 61/401,337. These are patent applications, and there is no assurance that we will be awarded patents after review by the USPTO. The lack of patent protection may make us vulnerable to product copying and undercutting pricing, making our market entry and maintenance more difficult or impossible.

We have filed for patent protection for our Moto-Meter technology in 61 countries throughout Asia, Africa, Europe and the Americas. These countries were carefully selected to cover the vast majority of the world's mototaxi fleet and population. Nigeria is the first locality to complete its investigations and issue a patent. The patent was granted as filed, with no changes or office actions required on any of its 28 claims, and will remain in force until February 8, 2033. Additionally, Mexico has officially signaled its intention to issue the patent as filed, with no changes required on any of its 28 claims. On January 10, 2014, the Instituto Mexicano de la Propiedad Industrial (IMPI), or the Mexican Patent Office, issued an official communication informing us that our Moto-Meter patent had met all requirements for patentability and successfully overcome the formal examination stage for issuing a patent. The application is now awaiting publishing in the IMPI's Official Gazette, and the formal patent may be issued thereafter.

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The remaining 59 countries are currently in the substantive evaluation period and are expected to complete their investigations within the next 4 years. Based on our success in Nigeria and Mexico, and the original favorable review from the Patent Cooperation Treaty Examiner, we expect ultimately to be awarded a patent in every targeted jurisdiction.

Patent Applications Completed Substantive Evaluation and Awaiting Publication

Mexico Patent - 93533 (MX/2013/071677) - Universal Vehicle Management System

Issued Patents

Nigeria Patent 001031 (NG/C/2013/085) - Universal Vehicle Management System [Expires August 6, 2033]

In addition to the patent protection that we seek, we also rely on the confidentiality of our operations, proprietary know-how and trade secrets. We have implemented a program whereby all of our employees have signed non-disclosure agreements with respect to our intellectual property, we do consider our employees’ work to be proprietary and owned by us. Where necessary, we will take steps to protect our intellectual property interests under the laws of the jurisdictions in which we operate and intend to operate. There can be no assurance that we will be able to enforce our rights if they are improperly taken by our employees or adopted by our competitors outside of sanctioned use and royalty agreements with us.

We have not registered any trademarks at this time and are relying on common law trademark protection. However, as our business develops, we plan to develop specific trademarks for our products and services and seek registration of those marks with government authorities for their protection.

Research and Development

In the fiscal year ended December 31, 2013, we spent approximately $366,000 on research and development activities and spent approximately $50,000 on research and development activities in the fiscal year ended December 31, 2012. It is anticipated that for the 2014 fiscal year, we will devote approximately $500,000 to product development activities.

Employees

We have three executive employees, Messrs. Paul Giles, Chris Ziomkowski and Ms. Lisa Ziomkowski-Boten. We currently have 12 employees at our WM Co. Thailand subsidiary to assist with product development and engineering.

Corporate Information

Our principal executive offices are located at: 131 Thailand Science Park INC-1 #214 Phahonyothin Road, Klong1, Klong Luang, Pathumthani 12120 Thailand. Our main telephone number is: (646) 840-8781 and our website is located at: http://www.worldmoto.com/.

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DESCRIPTION OF PROPERTIES

The principal executive offices for the Registrant are located at: 131 Thailand Science Park INC-1 #214 Phahonyothin Road, Klong1, Klong Luang, Pathumthani 12120 Thailand. We have approximately 665 square feet which includes our executive offices and engineering facilities. Annual rent for this location is approximately $7,500.

On December 25, 2013 we entered into a lease agreement for a larger office in the Thai Science Park. The lease runs through November 30, 2016. Annual rent for this space is approximately $21,000. We anticipate moving into our new offices during the second quarter of 2014, once office improvements are completed.

The Company has shared office space in New York City, located at 55 Broad Street, 28th Floor, New York, NY 10004. The annual rent for this location is currently being gifted to the Company. It is expected that the Company will pay fair market value for office space in New York in the future.

The Company has shared office space in London, United Kingdom, located 145-157 St. John Street, Lower Ground Floor, LP-19896, London EC1V 4PW. The annual rent for which is $300.

The Company also has shared office space in Lagos, Nigeria, located at 19, Sinari Daranijo Street, Victoria Island, Lagos. The Company opens its Lagos office as a part of its plan to introduce the Moto-Meter into Lagos and cities across Africa. The annual rent for this location is currently being gifted to the Company. It is expected that the Company will pay fair market value for office space in Nigeria in the future.

LEGAL PROCEEDINGS

None.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the OTCQB marketplace, operated by OTC Markets Group, Inc. under the ticker symbol “FARE.” The closing price of our common stock on August 26, 2014 was $0.04 per share. The high and low closing bid prices for trading of our stock for each of the quarters during 2013 and 2012 are as follows:

Fiscal Year Ending December 31, 2014	High	Low
First Quarter - March 31, 2014	$0.12	$0.09
Second Quarter – June 30, 2014	$0.10	$0.05

Fiscal Year Ending December 31, 2013	High	Low
First Quarter - March 31, 2013	$0.34	$0.03
Second Quarter - June 30, 2013	$0.07	$0.04
Third Quarter - September 30, 2013	$0.05	$0.04
Fourth Quarter - December 31, 2013	$0.10	$0.04

Fiscal Year Ending December 31, 2012	High	Low
First Quarter - March 31, 2012	$0.03	$0.03
Second Quarter - June 30, 2012	$0.03	$0.03
Third Quarter - September 30, 2012	$0.03	$0.03
Fourth Quarter - December 31, 2012	$2.50	$0.03

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All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Approximate Number of Holders of Common Stock

As of May 1, 2014, there were 15 shareholders of record of our common stock. Such number does not include any shareholders holding shares in nominee or “street name.”

Dividends

We have never declared or paid any cash dividends on shares of our common or preferred stock. We currently intend to retain earnings, if any, to fund the development and growth of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs and growth plans.

Securities Authorized for Issuance Under Equity Compensation Plans

There are no options, warrants or convertible securities outstanding pursuant to an equity compensation plan.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion summarizes the significant factors affecting the operating results, financial condition, liquidity and cash flows of the Company for the fiscal years ended December 31, 2013 and 2012 and the quarterly periods ended June 30, 2014 and 2013. The discussion and analysis that follows should be read together with our financial statements and the notes to the financial statements included elsewhere in this Registration Statement on Form S-1. Except for historical information, the matters discussed in this section are forward looking statements that involve risks and uncertainties and are based upon judgments concerning various factors that are beyond the Company’s control. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report.

Background

World Moto, Inc. was incorporated on March 24, 2008, in the State of Nevada under the name Net Profits Ten Inc. On November 8, 2012, we amended our Articles of Incorporation to increase our authorized shares of common stock from 100,000,000 to 500,000,000 and our board of directors approved a stock dividend of 180 shares of common stock of the Company for each share of common stock issued and outstanding. Additionally, on November 12, 2012, we amended our Articles of Incorporation to change our name from “Net Profits Ten Inc.” to “World Moto, Inc.”, which name change became effective on November 15, 2012, upon approval from the Financial Industry Regulatory Authority (“FINRA”).

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On September 1, 2012, we entered in an Asset Purchase Agreement (“Agreement”) with World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“Old WM”), Chris Ziomkowski, the Chief Technical Officer of Old WM and Paul Giles, the Chief Executive Officer of Old WM. The Agreement was consummated on November 14, 2012. We purchased from Old WM substantially all of the intellectual property and certain other specific intellectual property assets related to Old WM’s initial product, the Moto-Meter (the “Assets”), which includes three United States patent applications, the data related to the patent applications, certain software related to the operation of the Moto-Meter, several URLs and trade-names and associated names related to the Moto-Meter and Old WM.

On January 30, 2013, we established two wholly owned subsidiaries that were incorporated in the State of Nevada. World Moto Technologies, Inc. and World Moto Holdings, Inc. were both established, but have no activity to report to date. On February 4, 2013, World Moto Technologies Ltd. was organized under the laws of the Kingdom of Thailand. The name was later changed to World Moto Co., Ltd. (“WM Co. Thailand”). WM Co. Thailand is owned in its entirety by World Moto, Inc., World Moto Technologies, Inc. and World Moto Holdings, Inc. and represents our operating entity for the purposes of research and development in the Southeast Asia region.

As of March 31, 2014, WM Co. Thailand had 12 employees. WM Co. Thailand has been performing extensive research and development activities since its inception related to improving the Moto-Meter design to allow for higher yields in mass production, as well as substantial work on the Wheelies product, previously known as Circulars.

Business Overview

Plan of Operations

We plan to establish ourselves as a company that designs, manufactures, markets and sells the Moto-Meter products, which are devices that provide moto-taxi fare metering and other communication capabilities. We currently have patent applications pending for our products in 59 countries. To achieve our objective, we have (i) raised approximately $1,250,000 in new capital in late 2012 and early 2013, (ii) established our operational subsidiary in Thailand for product development and a presence in two additional potential markets, Brazil and Nigeria, and (iii) begun expanding our work force to be able to implement our business plan.

We anticipate rolling out the Moto-Meter, which is a device that provides moto-taxi fare metering and other services to motorcycle-taxi operators, by the end of the fourth quarter 2014 initially in one or more of Indonesia, Vietnam, Thailand, as a test of its capabilities. Once we are satisfied with this pre-production launch of our product in real-world conditions, we will begin to sell the Moto-Meter to other motorcycle-taxi operators in Indonesia, Vietnam and Thailand by the end of the first quarter of 2015, and motorcycle-taxi operators in Brazil in the next 12 months.

We are also focused on the development of our advertising product, Wheelies. Wheelies displays static and streaming media on the wheels of motorcycles and automobiles, providing a new mobile medium for advertising, broadcasting, self-expression and publishing. We intend to market Wheelies over the next 12 months primarily as an advertising platform in the country of Thailand.  We are currently in the process of establishing a joint venture with Forever Network Co. Ltd. in Bangkok to promote this technology, and the joint venture will be responsible for securing any necessary permits and waivers that may be necessary.  We will be moving immediately into limited production of Wheelies, which involves low volume production runs of tens to hundreds of units in order to refine the production yields, increase the efficiency, and decrease warranty and support costs of the manufacturing process. We anticipate the limited production and optimization stage to last approximately 6 months, after which full commercial production will commence by the fourth quarter of 2014 for distribution in Thailand.

We intend to launch Yes™, which provides a mobile enabled commerce solution that runs on smartphones, in the third quarter of 2014 in Kuala Lumpur, Malaysia, and in Thailand and Cambodia in the next 12 months. The primary purpose of Yes™ is the delivery of goods to consumers rapidly after ordering.

In Thailand, we entered into a distribution agreement with Lucky Distributors, Ltd. (“Lucky”) Under the terms of this distribution agreement, Lucky has the non-exclusive right to distribute, sell and service the Moto-Meter and Moto-Meter accessories throughout Thailand and the surrounding border markets. Lucky is a national distribution company based in Thailand. It is also a preferred supplier for the Motorcycle Taxi Association of Thailand. We believe Lucky’s reputation and relationship with the moto taxi community will help promote Moto-Meter in Thailand.

On October 30, 2013, we announced the signing of multiple letters of intent for the distribution of our flagship product, the Moto-Meter. To date, we signed letters of intent with qualified distributors in 7 countries. The distributors were selected for their ability to both sell and support our products as well as to protect our brand image in strategic markets. We are continuing discussions with dozens of further prominent distributors out of the hundreds of retail agents and operators that have contacted us expressing interest in the Moto-Meter and associated products. The letters of intent include authorizations to sell and support our flagship product, the Moto-Meter, as well as establishing priority for Wheelies and our other future products and services.

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On December 2, 2013, World Moto Co. Thailand entered into a Purchase and Licensing Agreement (the “PL Agreement”) with Mobile Advertising Ventures Ltd. (“MAV”). Pursuant to the terms of the PL Agreement, MAV will purchase 10 initial “Wheelies” from World Moto Co. Thailand at a purchase price of $35,000, and will have an option to purchase an additional 190 Wheelies at a purchase price of $3,500 per unit. World Moto Co. Thailand also grants a non-exclusive license to MAV for the use of its software in connection with the operation of the Wheelies in consideration for a fee based on net revenue per quarter from advertising sales relating to the use of the Wheelies. This sale will be completed during 2014.

We entered into discussions to mandate the use of Moto-Meters on all moto taxis within the city of Montes Claros, Brazil. Montes Claros is considered the "motorcycle taxi capital" of northern Brazil and an ideal city to launch the Moto-Meter in Brazil. We anticipate that a regulatory mandate here will act as a springboard into the potentially larger markets of Brazil's other highly populated cities.

In Africa, we established an office in Lagos, Nigeria. Previously, the officials in Nigeria have expressed strong interest in the Moto-Meter, and feedback from our initial discussions has been positive. Establishing a physical presence in the city is now essential for us as we enter the process of formalizing these discussions into a clear plan to introduce the Moto-Meter into Lagos and cities across Africa. On November 4, 2013, we were awarded a patent on the Moto-Meter technology until 2033 in Nigeria, a country with more than 3 million motorcycle taxis.

We have assembled an optimal number of employees, including experienced engineers in our research and development division at the Thailand Science Park. The development focus is simultaneously devoted to our advertising product, Wheelies, as well as our flagship product, the Moto-Meter.

The Company filed patent applications for the Wheelies product in November 2013.

In parallel with this, we have completed the work to adapt the Moto-Meter electronics so that it can pass all current and anticipated regulatory requirements of INMETRO, the National Institute of Metrology for Brazil, as well as other international regulatory agencies. Additional work is currently being undertaken to improve the weatherization technology used in the Moto-Meter to enhance its ability to withstand environmental stresses, as well as work to provide a more generic Moto-Meter installation kit and wiring harness that will allow its installation into a wider variety of vehicles, such as auto rickshaws. A fully revised version suitable for certification and sales is expected in the 3rd quarter of 2014.

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We plan to use outside consultants and service companies from time to time for various tasks in the sales, development and manufacturing of our products and product launch and distribution, under provider contracts, to the extent that we are not able to perform the required functions. Using such outside vendors may make a particular task more expensive, but we believe that using such experts should improve the outcome or speed up the timing of product development and time to market. There is no assurance that we will be able to control the costs and deliveries of such activities in the same manner as if we were performing the tasks ourselves, and therefore we are subject to the usual risks of using outside providers.

Estimated Expenses

The following provides an overview of our estimated expenses to fund our plan of operations for each of our products over the next 12 months. Funding will be with our current cash assets and may include future capital that we may have to raise. We plan to pay for such expenses as described below under “Liquidity and Capital Resources.”

Moto-Meter

Expenses	Estimated Description

Engineering	$70,000
Additional Prototyping and Mechanical Construction	$15,000
Initial Sales Training and Support	$10,000
Production Tooling and NRE Charges	$50,000
Development of Production Test Fixtures	$50,000
Licensing and Certification	$20,000
Components for Initial Production	$65,000
Training and Equipment	$45,000

Total	$305,000

Wheelies

Estimated
Description	Expenses

Establish Production and Support	$70,000
Warranty Service	$5,000

Total	$75,000

Yes

Estimated
Description	Expenses

Development of Handset Application	$84,000
Development of Agent Handset Application	$84,000
Establishment of Customer Service Center	$5,000
Initial Awareness Campaign	$3,000

Total	$176,000

In order to execute on our plan of operations over the next 12 months, we will need to raise additional amounts of working capital through debt or equity offerings. There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force us to modify or delay our business plan.

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Results of Operations for the three-month periods ended June 30, 2014 and 2013 and the six-month periods ended June 30, 2014 and 2013

Revenue

We have generated no revenues for the three months and six months ended June 30, 2014 and for the three months and six months ended June 30, 2013.

Net Loss

For the three-month period ended June 30, 2014, we incurred a net loss of $493,790 compared to a net loss of $186,397 for the three-month period ended June 30, 2013. For the six-month period ended June 30, 2014, we incurred a net loss of $754,041 compared to a net loss of $380,238 for the six-month period ended June 30, 2013.

Expenses

General and administration expenses for the three-month period ended June 30, 2014, amounted to $233,723 compared to $186,670 during the three-month period ended June 30, 2013. General and administration expenses for the six-month period ended June 30, 2014, amounted to $372,734 compared to $384,784 during the six-month period ended June 30, 2013.

R&D expenses for the three-month period ended June 30, 2014 amounted to $126,590 compared to $0 during the three-month period ended June 30, 2013. R&D expenses for the six-month period ended June 30, 2014 amounted to $247,696 compared to $0 during the six-month period ended June 30, 2013.

The increase in expenses is due to growth of the Company in Thailand, continued R&D associated with our products and ongoing legal expenses for items such as patent acquisition in various countries.

Results of Operations for the Years Ended December 31, 2013 and 2012

We generated no revenue for the year ended December 31, 2013 and no revenue for the year ended December 31, 2012.

Our operating expenses were $915,225 for the year ended December 31, 2013, compared to $222,462, for the year ended December 31, 2012. Our operating expenses for the years ended December 31, 2013 and 2012 consisted solely of general and administrative expenses. Our general and administrative expenses increased during 2013 due to the operation of our Thai subsidiary and continued development and marketing of the Moto-Meter, Wheelies and YES TM

We had a net loss of $910,518 for the year ended December 31, 2013, compared to a net loss of $222,462 for the year ended December 31, 2012.

We anticipate our operating expenses will increase as we further implement our business plan. The increase will be attributable to expenses to implement our business plan and the professional fees to be incurred in connection with our continuing as a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of June 30, 2014, we had $101,650 in current assets and $796,597 in current liabilities. Our total assets were $205,966 and our total liabilities were $796,597. We had $54,576 in cash and our working capital deficit was $694,947.

Cash Flows :

	For the six months ended
	June 30,
	2014	2013
Cash Flows from Operating Activities	$(562,928)	$(388,628)
Cash Flows from Investing Activities	(487)	(5,081)
Cash Flows from Financing Activities	442,500	1,000,000
Effects of Currency Translations	(3,641)	2,635
Net increase/(decrease) in cash	$(124,556)	$608,926

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On April 4, 2014, we entered into a securities purchase agreement with certain institutional investors pursuant to which we issued convertible debentures in the aggregate principal amount of $543,378 for a purchase price of $500,000 (8% original issue discount). Upon the effectiveness of a registration statement, we will file in connection with such financing, such investors will purchase additional debentures in the aggregate principal amount of $543,378 for a purchase price of $500,000 (8% original issue discount), for a total aggregate principal amount of $1,086,756 for the aggregate purchase price of $1,000,000 (8% original issue discount). The debentures have a maturity date of 12 months with 12% interest paid at maturity or upon conversion of the amounts owed under the debentures. On May 6, 2014, in connection with the securities purchase agreement, the Company filed with the Securities Exchange Commission a Form S-1 for the registration of its common stock, $.0001 par value. The number of shares to be registered is 27,173,913.

Management believes that our current cash on hand and working capital are not sufficient to meet our current anticipated cash requirements. However, if we receive all of the anticipated remaining proceeds from the debenture financing of $500,000, such funds will allow us to meet our estimated expenses for our plan of operations for the following twelve months.

We are a development stage company and have incurred an accumulated loss of $1,959,122 since inception. Our independent auditors have issued an audit opinion for our financial statements for the periods ended December 31, 2013 and 2012, which includes a statement expressing substantial doubt as to our ability to continue as a going concern due to our limited liquidity and our lack of revenues.

Our current cash requirements are significant due to planned development and marketing of our current products, and we anticipate generating losses. While obtaining $556,000 will allow us to execute on our business strategy over the next 12 months, commensurate with the goals for our planned marketing, development and distribution efforts, we are actually targeting an additional $1,000,000 over the next 12 months in additional working capital in order to increase our growth plans on an expedited basis. Our management believes that we should be able to raise at least $556,000 through the debenture financing, however, our ability to raise additional capital may be limited due to the grant of a security interest on all of the assets of the Company to secure the obligations under the convertible debentures issued on April 4, 2014.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed. Any failure to secure additional financing may force us to modify our business plan. In addition, we cannot be assured of profitability in the future.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

The preparation of financial statements in conformity with generally accepted accounting principles of the United States (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The more significant areas requiring the use of estimates include asset impairment, stock-based compensation, and future income tax amounts. Management bases its estimates on historical experience and on other assumptions considered to be reasonable under the circumstances. However, actual results may differ from the estimates.

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. We believe certain critical accounting policies affect our more significant judgments and estimates used in the preparation of the financial statements. A description of our critical accounting policies is set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed on April 15, 2014.

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Directors, Executive Officers and Corporate Governance

Set forth below are the present directors and executive officers of the Company. Except as set forth below, there are no other persons who have been nominated or chosen to become directors nor are there any other persons who have been chosen to become executive officers. Other than as set forth below, there are no arrangements or understandings between any of the directors, officers and other persons pursuant to which such person was selected as a director or an officer.

Name	Age	Position	Since

Paul Giles	46	Director, Chief Executive Officer and President	2012
Chris Ziomkowski	43	Chief Technical Officer	2012
Lisa Ziomkowski-Boten	45	Secretary and Treasurer	2012
Julpas Kruesopon	47	Director	2012

The Board of Directors is comprised of only one class. All of the directors serve for a term of one year and until their successors are elected at the Company’s Annual Shareholders’ Meeting and are qualified, subject to removal by the Company’s shareholders. Each executive officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Our Board of Directors believes that all members of the Board and all executive officers encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors and executive officers includes each individual’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

Biographies

Set forth below are brief accounts of the business experience during the past five years of each director, executive officer and significant employees of the Company.

Paul Giles, Chief Executive Officer, President and Director

Mr. Giles is the inventor of the Moto-Meter. Prior to his appointment with the Company in November 2012, from March 2009 to September 2012, Mr. Giles served as President and director of World Moto (Thai) Co., Ltd. From 2002 to January 2009, Mr. Giles was the co-founder of Nirvana Resorts Group, and a partner in ESC Ltd., a security services company that was acquired by Securitas, a security services companies. We believe that Mr. Giles’ experience and industry knowledge will help further the Company’s goals and business efforts.

51

Chris Ziomkowski, Chief Technical Officer

Mr. Ziomkowski is experienced in the design of taxi meters for motorcycles, and has experience in artificial intelligence, practical programs and telecommunications. Prior to his appointment with the Company in November 2012, from March 2009 to September 2012, Mr. Ziomkowski was Chief Technology Officer of World Moto (Thai) Co. Ltd. From 1999 to 2008, Mr. Ziomkowski founded a VoIP carrier in Thailand. Mr. Ziomkowski received his bachelor’s degree in Computational Neural Systems from the California Institute of Technology.

Lisa Ziomkowski-Boten, Secretary and Treasurer

Ms. Ziomkowski-Boten is a Certified Public Accountant in California. Ms. Ziomkowski-Boten is currently the Cost Accountant for Oregon’s Wild Harvest, a position she has held since July 2009. Previously, from October 2007 to March 2009, Ms. Ziomkowski-Boten was a Senior Staff Accountant with The Kaseno CPA Firm in San Diego, CA. Ms. Ziomkowski-Boten received her bachelor’s degree in Accounting from the University of San Diego and currently lives in Washington State.

Julpas Kruesopon, Director

Mr. Kruesopon is currently an advisor to the Prime Minister of Thailand and president of Panda Security (US & Asia Pacific), a position he has held since January 2009. Mr. Kruesopon was formerly Chief Executive Officer of Y*Not Communications Co., Ltd., marketing agency, from November 2007 to October 2010. Prior to working at Y*Not Communications, Mr. Kruesopon was the managing director of Nortel Networks Thailand. Prior to working at Nortel, he worked for Samart Corporation PLC, where he was named president in August 1997. His responsibilities included the day-to-day operations and the development and implementation of the group’s overall business strategies.

Mr. Kruesopon graduated from California State University Los Angeles, with a degree in Political Science and has completed executive management and marketing programs from the University of Michigan, the University of Ontario and University of California Los Angeles. We believe that Mr. Kruesopon’s business experience in Thailand and throughout Southeast Asia will bring value to our Company as we seek to grow our business.

Family Relationships

Chris Ziomkowski is the brother of Lisa Ziomkowski-Boten. Other than the foregoing, there are no other family relationships between or among any of our directors, executive officers and any incoming directors or executive officers.

Involvement in Certain Legal Proceedings

No director, executive officer, significant employee or control person of the Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

52

Committees of the Board

Our Board of Directors held no formal meetings in the prior fiscal year. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our Company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have a standing audit, nominating or compensation committee of the Board of Directors, or any committee performing similar functions. Our Board of Directors performs the functions of audit, nominating and compensation committees.

Audit Committee

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, the entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act and will continue to do so until such time as a separate audit committee has been established.

Audit Committee Financial Expert

We currently have not designated anyone as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K as we have not yet created an audit committee of the Board of Directors.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of our common stock, to file reports regarding ownership of, and transactions in, our securities with the Securities and Exchange Commission and to provide us with copies of those filings.

Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during the fiscal year ended December 31, 2013, our officers, directors and greater than 10% percent beneficial owners complied with all applicable filing requirements, except that Mr. Julpas Kruesopon, a member of our Board of Directors, filed a late Form 3 and Form 4 in connection with his appointment as a director and the issuance to Mr. Kruesopon of shares of Company common stock.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment.

53

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by stockholders. If a stockholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o World Moto, Inc., 131 Thailand Science Park INC-1 #214 Phahonyothin Road, Klong1, Klong Luang, Pathumthani 12120 Thailand.

Director Nominations

As of June 30, 2014, we did not effect any material changes to the procedures by which our shareholders may recommend nominees to our Board of Directors.

Board Leadership Structure and Role on Risk Oversight

Paul Giles currently serves as the Company’s principal executive officer and a director. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company. It is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Code of Ethics

The Company has not formally adopted a written code of business conduct that governs the Company’s employees, officers and directors.

EXECUTIVE COMPENSATION

General Philosophy

Our Board of Directors is responsible for establishing and administering the Company’s executive and director compensation.

Executive Compensation

The following summary compensation table indicates the cash and non-cash compensation earned from the Company during the fiscal years ended December 31, 2013 and 2012 by the current and former executive officers of the Company and each of the other two highest paid executives or directors, if any, whose total compensation exceeded $100,000 during those periods.

54

Summary Compensation Table

						Non-Equity
Name and Principal				Stock	Option	Incentive Plan	All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Paul Giles, Chief	2013	84,064	-	-	-	-	-	84,064
Executive Officer, President and Director	2012	-	-	-	-	-	-	-

Chris Ziomkowski,	2013	67,250	-	-	-	-	-	67,250
Chief Technical Officer	2012	-	-	-	-	-	-	-

Lisa Ziomkowski-	2013	11,872	-	-	-	-	-	11,872
Boten, Secretary and Treasurer	2012	-	-	-	-	-	-	-

We have employment agreements in place with both Paul Giles and Chris Ziomkowski.

Employment Agreements

Paul Giles

On April 1, 2013, the Company entered into an employment agreement with Paul Giles for his services as the Chief Executive Officer of the Company. Mr. Giles’ employment with the Company is “at-will” and provides for a base salary of $8,816.90 per month, or ฿287,500 THB based on a USD/THB exchange rate of 0.03067 as of June 5, 2014, for the first six months of employment, with an adjustment to the base salary at the discretion of the board of directors of the Company after such initial six months and annually thereafter. Mr. Giles is entitled to receive a standard benefits package pursuant to his agreement.

Mr. Giles’ employment contract includes a change of control provision which states that if his employment is terminated upon a change of control (as defined therein) of the Company, Mr. Giles is entitled to 200% of his annual base compensation and annual incentive bonus immediately. Mr. Giles is subject to standard restrictions regarding usage of the Company’s confidential information, and is subject to unfair competition and non-solicitation provisions. The Company also agrees to indemnify Mr. Giles for claims brought against him due to his position as an executive of the Company.

Chris Ziomkowski

On April 1, 2013, the Company entered into an employment agreement with Chris Ziomkowski for his services as the Chief Technology Officer of the Company. Mr. Ziomkowski’s employment with the Company is “at-will” and provides for a base salary of $7,053.52 per month, or ฿230,000 THB based on a USD/THB exchange rate of 0.03067 as of June 5, 2014, for the first six months of employment, with an adjustment to the base salary at the discretion of the board of directors of the Company after such initial six months and annually thereafter. Mr. Ziomkowski is entitled to receive a standard benefits package pursuant to his agreement.

Mr. Ziomkowski’s employment contract includes a change of control provision which states that if his employment is terminated upon a change of control (as defined therein) of the Company, Mr. Ziomkowski is entitled to 200% of his annual base compensation and annual incentive bonus immediately. Mr. Ziomkowski is subject to standard restrictions regarding usage of the Company’s confidential information, and is subject to unfair competition and non-solicitation provisions. The Company also agrees to indemnify Mr. Ziomkowski for claims brought against him due to his position as an executive of the Company.

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Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company.

Other than as described in the “Employment Agreements” section above, none of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

The following table sets forth compensation paid to our non-executive directors for the fiscal year ended December 31, 2013.

	Fees				Nonqualified
	Earned			Non-Equity	Deferred	All
	or Paid	Stock	Option	Incentive Plan	Compensation	Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Julpas Kruesopon (1)	$3,000	$-	$-	$-	$-	$-	$3,000

(1)	On December 19, 2012, we entered into a Board Advisory Agreement (the “Agreement”) with Mr. Julpas “Tom” Kruesopon, whereby Mr. Kruesopon consented to serve as a director of the Company. Pursuant to the Agreement, Mr. Kruesopon received five hundred thousand (500,000) shares of restricted Company common stock vesting upon the first anniversary date of Mr. Kruesopon’s appointment to the board in connection with his service as a director and a onetime fee of $10,000 for consulting services. Additionally, under the Agreement, Mr. Kruesopon will receive $3,000 for attendance at the Company’s annual meeting of shareholders, and $1,000 for attendance at any director’s meeting in excess of one meeting per year.

Stock Option Plans - Outstanding Equity Awards at Fiscal Year End

None.

Pension Table

None.

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Retirement Plans

We do not offer any annuity, pension, or retirement benefits to be paid to any of our officers, directors, or employees in the event of retirement. There are also no compensatory plans or arrangements with respect to any individual named above which results or will result from the resignation, retirement, or any other termination of employment with our company, or from a change in the control of our Company.

Compensation Committee

The Company does not have a separate Compensation Committee. Instead, the Company’s Board of Directors reviews and approves executive compensation policies and practices, reviews salaries and bonuses for other officers, administers the Company’s stock option plans and other benefit plans, if any, and considers other matters.

Risk Management Considerations

We believe that our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of May 1, 2014, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of May 1, 2014, there were 378,033,149 shares of common stock outstanding.

	Shares
Name and Address of	Beneficially		Percentage
Beneficial Owner(1)	Owned		Owned(2)

Directors and Executive Officers

Paul Giles, Chief Executive Officer, President and Director	170,756,615		45%
25/1 Soi Sii Dan 14 Moo Baan Laddawan, Sri Nakarin, Bang Kaeow, Bang
PreeSamut Prakan, Bangkok, Thailand 10540

Lisa Ziomkowski-Boten, Secretary and Treasurer	7,487		0.002%
1777 Moo 5 Soi Sukhumvit 107 Sukhumvit Rd North Sumrong, Amphur
Muang, Samut Prakan, Bangkok W1 10270

Chris Ziomkowski, Chief Technical Officer	41,303,511	(3)	11%
1777 Moo 5 Soi Sukhumvit 107 Sukhumvit Rd North Sumrong, Amphur
Muang,
Samut Prakan, Bangkok W1 10270

Julpas Kruesopon, Director	0	(4)	0%
1777 Moo 5 Soi Sukhumvit 107 Sukhumvit Rd North Sumrong, Amphur
Muang,
Samut Prakan, Bangkok W1 10270

All Officers and Directors	212,067,613		56%

5% Stockholders

Paul Giles	170,756,615		45%
25/1 Soi Sii Dan 14 Moo Baan Laddawan, Sri Nakarin, Bang Kaeow, Bang
PreeSamut Prakan, Bangkok, Thailand 10540

Lucky Twins Ventures Co., Ltd.(5)	41,303,511		11%
209/123 Muang Ake Phase 5, T. Lkhak A. Muang Pathumthani, 12000 Thailand

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(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Based on 378,033,149 shares of our common stock issued and outstanding as of May 1, 2014.

(3)	Mr. Ziomkowski’s beneficial ownership represents shares of common stock held by a Lucky Twins Ventures Co. Ltd. (“Lucky Ltd.”). Mr. Ziomkowski’s spouse, Ms. Nutchanoot Ziomkowski, is a director of Lucky Ltd.

(4)	Does not include 500,000 shares of restricted stock that are to be issued and will vest on December 19, 2014, to Mr. Kruesopon.

(5)	The business address of Lucky Ltd. is 209/123 Muang Ake Phase 5, T. Lkhak A. Muang, Pathumthani, 12000, Thailand. The principal business of Lucky Ltd. is that of a private investment firm. Mrs. Nutchanoot Ziomkowski has power to vote or to direct the vote and power to dispose or to direct the disposition of all securities owned directly by Lucky Ltd.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

Non-Cumulative Voting

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

58

Certain Relationships and Related Transactions,

and Director Independence

Certain Relationships and Transactions

Mr. Chris Ziomkowski, our Chief Technical Officer, is the brother of Ms. Lisa Ziomkowski-Boten, our Secretary and Treasurer. Other than the foregoing, there are no family relationships between any of our former directors or executive officers and new directors or new executive officers. None of the new directors and executive officers were directors or executive officers of the Company prior to the acquisition of the Assets from Old WM, nor did any hold any position with the Company prior to the acquisition of the Assets from Old WM, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Related Party Transactions

As noted above under “Employment Agreements,” we have entered into employment agreements with Paul Giles, our President and Chief Executive Officer, and Chris Ziomkowksi, our Chief Technology Officer.

Other than the foregoing, none of our current officers or directors has been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

As we have not adopted a Code of Ethics, we rely on our Board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our Board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our Board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the year ended December 31, 2013, we had one independent director on our board – Mr. Julpas Kruesopon. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

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Changes in and Disagreements with

Accountants on Accounting and Financial Disclosure

None.

DISCLOSURE OF COMMISSION POSITION OF

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Sections 78.7502 and 78.751 of the Nevada Revised Statutes authorizes a court to award, or a corporation’s board of directors to grant indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933, as amended. In addition, the registrant’s Articles of Incorporation provide that the registrant has the authority to indemnify the registrant’s directors and officers and may indemnify the registrant’s employees and agents (other than officers and directors) against liabilities to the fullest extent permitted by Nevada law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Where You Can Find More Information

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov. We maintain a website at http://www.worldmoto.com/

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FINANCIAL STATEMENTS

Our audited consolidated financial statements as of and for the fiscal years ended December 31, 2013 and 2012 are included herewith.

World Moto, Inc.

 Index to the Consolidated Financial Statements

Page
Consolidated Balance Sheets as of June 30, 2014 and December 31, 2013 (Unaudited) (Restated)	F-2

Consolidated Statement of Operations and Comprehensive Loss for the three and six months ended June 30, 2014 and 2013 (Unaudited) (Restated)	F-3

Consolidated Statement of Changes in Shareholders’ Equity for the six months ended June 30, 2014 and 2013 (Unaudited) (Restated)

Consolidated Statement of Cash Flows for the six months ended June 30, 2014 and 2013 (Unaudited) (Restated)	F-4

Notes to Consolidated Financial Statements (Unaudited) (Restated)	F-5

Report of Independent Registered Accounting Firm	F-11

Balance Sheets as of December 31, 2013 and 2012 (Restated)	F-12

Consolidated Statement of Operations and Comprehensive Loss for the years ended December 31, 2013 and 2012 and the period from March 24, 2008 (inception) to December 31, 2013 (Restated)	F-13

Consolidated Statement of Changes in Shareholders’ Equity for the years ended December 31, 2013 and 2012 and the period from March 24, 2008 (inception) to December 31, 2013 (Restated)	F-14

Consolidated Statement of Cash Flows for the years ended December 31, 2013 and 2012 and the period from March 24, 2008 (inception) to December 31, 2013 (Restated)	F-15

Notes to Consolidated Financial Statements (Restated)	F-16

F-1

World Moto, Inc.

Consolidated Balance Sheets

(Unaudited)

	June 30, 2014	December 31, 2013
	(Restated)	(Restated)
ASSETS
Current assets:
Cash	$54,576	$179,132
Prepaid expenses and other current assets	23,951	17,424
Inventory	23,123	-
Total current assets	101,650	196,556

Property and equipment, net	27,899	31,273
Deferred financing cost, net of amortization	65,281	-
Other assets	11,136	1,704

TOTAL ASSETS	$205,966	$229,533

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$112,131	$27,482
Unearned revenues	59,528	35,000
Convertible note payable, net of discount of 464,892 and 0, respectively	78,587	-
Derivative liability	499,767	-
Stock payable	46,584	-
Total current liabilities	796,597	62,482

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 378,033,149 and 378,033,149 shares issued and outstanding respectively	37,802	37,802
Additional paid -in capital	1,332,431	1,332,431
Accumulated other comprehensive income (loss)	(1,742)	1,899
Accumulated deficit	(1,959,122)	(1,205,081)
Total stockholders' equity (deficit)	(590,631)	167,051

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$205,966	$229,533

The accompanying notes are an integral part of these financial statements.

F-2

World Moto, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	(Restated)	(Restated)	(Restated)	(Restated)
	2014	2013	2014	2013

Revenues	$-	$-	$-	$-

Operating expenses:
Research & development	126,590	-	247,696	-
General and administrative	233,723	186,670	372,734	384,784
Total operating expense	360,313	186,670	620,430	384,784
Loss from operations	360,313	186,670	620,430	384,784

Other (income) and expense:
Interest expense	86,341	-	86,737	-
Interest income	-	(273)	(6)	(4,546)
Foreign currency transaction loss	74	-	(182)	-
Change in fair value of derivative liability	47,062	-	47,062	-
Total other (income) expense	133,477	273	133,611	4,546

Net loss	$(493,790)	$(186,397)	$(754,041)	$(380,238)

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(769)	2,635	(1,742)	2,635
Comprehensive loss	$(494,559)	$(183,762)	$(755,783)	$(377,603)

Net loss per common share - basic and diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of common shares outstanding - basic and diluted	378,033,149	378,033,149	378,033,149	377,809,299

The accompanying notes are an integral part of these financial statements.

F-3

World Moto, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	For the six months ended,
	June 30,
	2014	2013
	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(754,041)	$(380,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,861	87
Amortization of debt discount and deferred financing cost	70,095	-
Change in fair value of derivative liability	47,062	-
Changes in operating assets and liabilities:
Inventory	(23,123)
Prepaid expenses and other current assets	(15,959)	(19,897)
Unearned revenues	24,528	-
Accounts payable and accrued expenses	84,649	11,420
Net cash used in operating activities	(562,928)	(388,628)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(487)	(3,322)
Refundable deposit paid	-	(1,759)
Net cash used in investing activities	(487)	(5,081)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from convertible notes payable	442,500	-
Proceeds from shares issued for cash	-	1,000,000
Net cash provided by financing activities	442,500	1,000,000

EFFECT OF FOREIGN CURRENCY TRANSLATIONS	(3,641)	2,635

Net increase (decrease)	(124,556)	608,926
Cash at beginning of period	179,132	75,774

Cash at end of period	$54,576	$684,700

SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for:
Income tax	$-	$-
Interest	$-	$-

NONCASH INVESTING AND FINANCING ACTIVITIES:
Debt discount	$452,702	$-

The accompanying notes are an integral part of these financial statements.

F-4

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

World Moto, Inc. (the “Company”) was incorporated in the State of Nevada on March 24, 2008 under the name Net Profits Ten Inc. The original purpose of the Company was to market and distribute user-friendly interactive yearbook software for the military. The Company was reclassified as a shell company until the completion of its acquisition of the World Moto Assets, which was consummated on November 14, 2012, and discussed in Note 3. Effective November 12, 2012, the Company amended its Articles of Incorporation to change its name from “Net Profits Ten Inc.” to “World Moto, Inc.”

On January 30, 2013, World Moto, Inc. established two wholly owned subsidiaries that were incorporated in the State of Nevada. World Moto Technologies, Inc. and World Moto Holdings, Inc. were both established, but have no activity to report to date. On February 4, 2013, World Moto Technologies Ltd, a wholly owned subsidiary of the Company, was organized under the laws of the Kingdom of Thailand and the name of this company was later changed to World Moto Co., Ltd. World Moto Co., Ltd. is owned in its entirety by World Moto, Inc., World Moto Technologies, Inc. and World Moto Holdings, Inc. and it is an operating entity of the Company in Thailand for the purposes of research and development in the Southeast Asia region.

Basis of Presentation

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information in accordance with Securities and Exchange Commission ("SEC") Regulation S-X rule 8-03 and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's last Annual Report filed with the SEC on Form 10-K for the year ended December 31, 2013. In the opinion of management, the unaudited consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect all adjustments, which include normal recurring adjustments, necessary to present fairly the financial position as of June 30, 2014 and the results of operations and cash flows for the periods then ended. The financial data and other information disclosed in these notes to the interim consolidated financial statements related to the period are unaudited. The results for the three-month period ended June 30, 2014, are not necessarily indicative of the results to be expected for any subsequent quarters or for the entire year ending December 31, 2014. Notes to the unaudited interim consolidated financial statements that would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal year as reported in the Form 10-K have been omitted.

F-5

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Foreign Currency Translation

The functional currency of our subsidiary is the Thai Baht. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the subsidiary are translated into the Company’s reporting currency, United States Dollars (“USD”). Asset and liability accounts are translated using the closing exchange rate in effect at the balance sheet date, equity account and dividend are translated using historical exchange rates and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.

Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity (deficit).

Long-Lived Assets

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method of 3 years for financial statement purposes.

Software

The Company capitalizes software acquisition and development costs incurred during the software application development stage. The software application development stage is characterized by software design and configuration activities, coding, testing and installation. Training and maintenance costs are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized software acquisition and development costs, once placed in service, are amortized using the straight-line method over the estimated useful life of 3 to 10 years. Capitalized software acquisition and development costs subject to amortization are carried at cost less accumulated amortization.

Patents

Patents are initially measured based on their fair values. Patents are being amortized on the straight-line method over the estimated useful life of 10 to 20 years.

Management evaluates the recoverability of the Company’s property and equipment including patent development costs when events or circumstances indicate a potential impairment exists. The Company considers certain events and circumstances in determining whether the carrying value of identifiable property and equipment may not be recoverable including, but not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

F-6

Fair Value Measurement

The Company values its derivative instruments under FASB ASC 820 which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements.

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 3 – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value. The Company uses Level 3 to value its derivative instruments.

The following table sets forth by level with the fair value hierarchy the Company’s financial assets and liabilities measured at fair value on June 30, 2014.

	Level 1	Level 2	Level 3	Level 4
Liabilities
Derivative liability	$-	$-	$499,767	$499,767

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The fee for the arrangement is fixed or determinable; and
•	Collectibility is reasonably assured.

Persuasive Evidence of an Arrangement –The Company documents all terms of an arrangement in a written contract signed by the customer prior to recognizing revenue.

Delivery Has Occurred or Services Have Been Performed – The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Equipment is considered delivered upon delivery to a customer’s designated location.

The Fee for the Arrangement Is Fixed or Determinable – Prior to recognizing revenue, a customer’s fee is either fixed or determinable under the terms of the written contract. Fees for most monthly services, professional consulting services, and equipment sales and rentals are fixed under the terms of the written contract. Fees for certain monthly services, including certain portions of networking, storage, and content distribution and caching services, are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer’s fee is determinable. The customer’s fee is negotiated at the outset of the arrangement and is not subject to refund or adjustment during the initial term of the arrangement.

Collectibility Is Reasonably Assured – The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer by customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer’s financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue is recognized on a cash basis.

Franchise Fee Revenue

Revenues from licensees include a royalty based on a percent of sales, and may include initial fees. Continuing royalties are recognized in the period earned. Initial fees are recognized upon granting of a new franchise term, which is when the Company has performed substantially all initial services required by the franchise arrangement and once the franchisee commences operations. Additionally, the first twelve months of operations are royalty free for the franchisee.

Stock-based Compensation

The Company expenses the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the service period.

Equity instruments issued to parties other than employees for acquiring goods or services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

F-7

Subsequent Events

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting period ended June 30, 2014.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has an accumulated deficit of $1,959,122 as of June 30, 2014, has limited liquidity, and has not established a reliable source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – UNEARNED REVENUES

On December 2, 2013, WM Co. Thailand entered into a Purchase and Licensing Agreement (the “PL Agreement”) with Mobile Advertising Ventures Ltd. (“MAV”). Pursuant to the terms of the PL Agreement, MAV will purchase 10 initial “Wheelies” from WM Co. Thailand at a purchase price of $35,000, and will have an option to purchase an additional 190 Wheelies at a purchase price of $3,500 per unit. WM Co. Thailand also grants a non-exclusive license to MAV for the use of its software in connection with the operation of the Wheelies in consideration for a fee based on net revenue per quarter from advertising sales relating to the use of the Wheelies. The Company received $35,000 from MAV before December 31, 2013 and recorded unearned revenue at the yearend.

On March 10, 2014, the Company entered into a Fleet Franchise Agreement (“the Franchise Agreement”) with Mobile Advertising Ventures, Ltd. (“MAV”). MAV paid the Company $24,980 for the right to utilize the Yes software and all other trademarks of the Company, including but not limited to “Yes”, “World Moto” and “Wheelies” (collectively, the “Marks”) in the Federal Territory of Kuala Lumpur, Malaysia. Initial training has been completed for the Franchisee; however, the Franchisee has not begun operations. This revenue will be reclassified as earned when MAV completes its first sale using the Yes software.

NOTE 4 – CONVERTIBLE NOTE PAYABLE

On April 4, 2014, the Company entered into the Initial Debentures with the Investors in the aggregate principal amount of $543,479 for a purchase price of $500,000 (8% original issue discount). The holder is guaranteed interest at the rate of 12% and the notes have a maturity date of April 4, 2015. The Company is obligated to make amortization payments beginning on the six month anniversary of the issuance date of the Debentures and continuing monthly thereafter. The Debentures are convertible into shares of common stock of the Company at any time at the discretion of the Investors at a conversion price equal to the lesser of: (i) $0.10 per share or (ii) 70% of the lowest traded price per share of the common stock during the twenty five (25) trading days prior to the date of conversion.

For the six months ended June 30, 2014, the Company recorded a debt discount of $452,702, as result of the embedded conversion feature being a financial derivative, for proceeds received. The company also recorded a debt discount of $63,482, $43,479 as result of the 8% original issue discount and $20,000 in fees related to fees paid to the investors.

The discounts on the Debentures are amortized by the Company through interest expense over the life of the notes. During the six months ended June 30, 2014, the Company recorded $51,292 amortization of the debt discount on the notes.

As summary of value changes to the notes for the period ended from April 4, 2014 to June 30, 2014 is as follows:

Carrying Value at April 4, 2014	$543,479
Less: repayment of principle	-
Less: discount related to fair value of the embedded conversion feature	(452,702)
Less: discount related to 8% original issue discount and financing cost	(63,482)
Add: Amortization of discount	51,292
Carrying value at June 30, 2014	$78,587

In connection with the sale of the Debentures, the Company issued 520,000 shares of common stock valued at $46,584 and cash in the amount of $37,500 to its placement agent. The fees have been recorded to deferred financing cost. The deferred financing cost are amortized by the Company through interest expense over the life of the notes. During the six months ended June 30, 2014, the Company recorded $18,803 amortization of the deferred financing cost.

F-8

NOTE 5 – DERIVATIVE LIABILITY

The Company has determined that the variable conversion price under its convertible notes causes the embedded conversation feature to by a financial derivative. The Company may not have enough authorized common stock to settle its obligation if the note holder elects to convert the note into common shares when the trading price is lower than a certain threshold.

The derivative instruments were valued at April 4, 2014 and at June 30, 2014. The following assumptions were used for the valuation of the derivative liability related to the Notes as of April 4, 2014 and June 30, 2014:

•	The underlying stock price was used as the fair value of the common stock;

•	The initial notes cash amount total $500,000 plus an 8% OID plus a guaranteed 12% interest is converted at 70% of the lowest trading price during 25 days preceding conversion.

•	The projected volatility for each valuation period was based on the volatility of the Company based on a 6 month average of annualized rates: April 4, 2014: 219% and June 30, 2014: 104%

•	The note conversions effectively convert at discounts rates of 33.56% and 24.75% as of 4/41/14 and 6/30/14.
•	An event of default would occur 0% of the time, increasing 1.00% per month to a maximum of 10%; the Maturity date is 12 months from the valuation date;

•	Capital raising events would occur annually with full resets for the Notes;

•	The Holder would redeem based on availability of alternative financing, 0% of the time increasing 1.0% monthly to a maximum of 10%;

•	The Holder would automatically convert the note starting after 180 days and at maturity if the registration was effective and the company was not in default.

The fair values of the derivative liabilities related to the Convertible notes are summarized as:

Fair value at April 4, 2014	$452,702
Change in Notes due to issuances	47,062
Fair value at June 30, 2014	499,767

NOTE 6 – RESTATEMENTS

On September 26, 2014, the Company determined that the assets acquired from World Moto in 2012 should be recorded at the transferors’ historical cost basis because the Company’s new shareholders obtained control of the Company as of the acquisition date, with an overall ownership percentage of approximately 60%. The Company also determined that the shares issued to the new shareholders should be recorded at sellers’ historical cost of zero on the assets acquired. The financial statements as of June 30, 2014 and December 31, 2013 and for six months ended June 30, 2014 and 2013 were restated by the Company to reflect the following adjustments:

1.	To remove the intangible assets initially capitalized by the Company at fair value of common stock issued to the new shareholders;

2.	To adjust the shares issued to the new shareholders for the assets to their historical cost basis of zero;

3.	To remove the amortization expense previously recorded for the intangible assets.

The impact of the restatements on the Balance Sheet as of December 31, 2013 is as follows:

	As originally
	Reported	Change	Restated
Intangible assets	191,615	(191,615)	-
Total assets	421,148	(191,615)	229,533

Additional paid in capital	1,568,745	(236,314)	1,332,431
Accumulated deficit	(1,249,780)	(44,699)	(1,205,081)
Total stockholders' equity	358,666	(191,615)	167,051
Total liabilities and stockholders' equity	421,148	(191,615)	229,533

F-9

The impact of the restatements on the Balance Sheet as of June 30, 2014 is as follows:

	As originally
	Reported	Change	Restated
Intangible assets	171,978	(171,978)	-
Total assets	377,944	(171,978)	205,966

Additional paid in capital	1,568,745	(236,314)	1,332,431
Accumulated deficit	(2,023,458)	64,336	(1,959,122)
Total stockholders' equity	(418,653)	(171,978)	(590,631)
Total liabilities and stockholders' equity	377,944	(171,978)	205,966

The impact of the restatements on the Statement of Operations for the three months ended June 30, 2013 is as follows:

	As originally
	Reported	Change	Restated
General and administrative	196,543	(9,873)	186,670
Total operating expense	(196,543)	9,873	(186,670)
Loss from operations	(196,543)	9,873	(186,670)
Net loss	(196,270)	9,873	(186,397)
Total comprehensive loss	(193,635)	9,873	(183,762)

Net loss per common share - basic and diluted	(0.00)		(0.00)

The impact of the restatements on the Statement of Operations for the six months ended June 30, 2013 is as follows:

	As originally
	Reported	Change	Restated
General and administrative	404,421	(19,637)	384,784
Total operating expense	(404,421)	19,637	(384,784)
Loss from operations	(404,421)	19,637	(384,784)
Net loss	(399,875)	19,637	(380,238)
Total comprehensive loss	(397,240)	19,637	(377,603)

Net loss per common share - basic and diluted	(0.00)		(0.00)

The impact of the restatements on the Statement of Operations for the six months ended June 30, 2013 is as follows:

	As originally
	Reported	Change	Restated
Net loss	(399,875)	19,637	(380,238)
Depreciation and amortization	19,724	(19,637)	87

The impact of the restatements on the Statement of Operations for the three months ended June 30, 2014 is as follows:

	As originally
	Reported	Change	Restated
General and administrative	243,596	(9,873)	233,723
Total operating expense	370,186	(9,873)	360,313
Loss from operations	370,186	(9,873)	360,313
Net loss	(503,663)	9,873	(493,790)
Total comprehensive loss	(504,432)	9,873	(494,559)

Net loss per common share - basic and diluted	(0.00)		(0.00)

The impact of the restatements on the Statement of Operations for the six months ended June 30, 2014 is as follows:

	As originally
	Reported	Change	Restated
General and administrative	392,371	(19,637)	372,734
Total operating expense	640,067	(19,637)	620,430
Loss from operations	640,067	(19,637)	620,430
Net loss	(773,678)	19,637	(754,041)
Total comprehensive loss	(775,420)	19,637	(755,783)

Net loss per common share - basic and diluted	(0.00)		(0.00)

The impact of the restatements on the Statement of Operations for the six months ended June 30, 2014 is as follows:

	As originally
	Reported	Change	Restated
Net loss	(773,678)	19,637	(754,041)
Depreciation and amortization	23,498	(19,637)	3,861

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

World Moto, Inc.

(a Development Stage Company)

Pathumthani, Thailand

We have audited the accompanying consolidated balance sheets of World Moto, Inc. (the “Company”)as of December 31, 2013 and 2012, and the related consolidated statements of operations and other comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended and for the period March 24, 2008 (inception) to December 31, 2013. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years then ended and for the period from March 24, 2008 to December 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 under the caption “Restatements”, these consolidated financial statements have been restated to correct for certain errors related to the Company’s recognition of intangible assets and share-based compensation.

/s/GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

April 15, 2014, except for the effects of the restatements as to which the date is September 26, 2014

F-11

World Moto, Inc.

(A Development Stage Company)

Consolidated Balance Sheets

	December 31, 2013	December 31, 2012
	(Restated)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$179,132	$75,774
Prepaid expenses and other current assets	17,424	2,052
Total current assets	196,556	77,826

Property and equipment, net of accumulated depreciation	31,273	-
Other assets	1,704	-

TOTAL ASSETS	$229,533	$77,826

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$27,482	$2,156
Unearned revenue	35,000	-
Total current liabilities	$62,482	$2,156

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 500,000,000 shares authorized; 378,033,149 and 374,329,445 shares issued and outstanding	37,802	37,432
Additional paid in capital	1,332,431	332,801
Deficit accumulated during the development stage	(1,205,081)	(294,563)
Accumulated other comprehensive income	1,899	-
Total stockholders' equity	$167,051	$75,670

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$229,533	$77,826

The accompanying notes are an integral part of these consolidated financial statements.

F-12

World Moto, Inc.

(A Development Stage Company)

Consolidated Statements of Operations and Comprehensive Loss

			For the period
			from March 24,
	For the year ended December 31,		2008 (Inception) to December 31,
	2013	2012	2013
	(Restated)	(Restated)	(Restated)

Revenues	$-	$-	$10,188

Operating expenses:
Research and development	365,910	50,000	415,910
General and administrative	549,315	171,543	803,147
Impairment of long-lived assets	-	919	919
Total operating expenses	915,225	222,462	1,219,976
Loss from operations	(915,225)	(222,462)	(1,209,788)

Other income:
Interest income	749	-	749
Foreign currency exchange gain	3,958	-	3,958
Total other income	4,707	-	4,707

Net loss	(910,518)	(222,462)	(1,205,081)

Other comprehensive loss:
Foreign currency translation gain	1,899	-	1,899

Total comprehensive loss	$(908,619)	$(222,462)	$(1,203,182)

Net loss per common share - basic and diluted	$0.00	$0.00

Weighted average number of common shares outstanding – basic and diluted	377,921,835	797,038,934

The accompanying notes are an integral part of these consolidated financial statements.

F-13

World Moto, Inc.

(A Development Stage Company)

Consolidated Statement of Changes in Stockholders' Equity

				Deficit
			Additional	Accumulated	Accumulated	Total
			Paid-in	During	Other	Stockholders'
	Common Stock		Capital	Development	Comprehensive	Equity
	Shares	Amount	(Deficiency)	Stage	Income	(Deficit)
Balances, March 24, 2008 (inception)		$-	$	$-	-	$-

Shares issued to founders for services	724,000,000	72,400	(72,000)	-	-	400
Common stock issued for cash	146,248,000	14,625	25,775		-	40,400
Net loss	-	-	-	(14,319)	-	(14,319)

Balances, December 31, 2008	870,248,000	87,025	(46,225)	(14,319)	-	26,481
Net loss	-		-	-		-

Balances, December 31, 2009	870,248,000	87,025	(46,225)	(14,319)	-	26,481
Net loss	-	-	-	(36,316)	-	(36,316)

Balances, December 31, 2010	870,248,000	87,025	(46,225)	(50,635)	-	(9,835)
Net loss	-		-	(21,466)		(21,466)

Balances, December 31, 2011	870,248,000	87,025	(46,225)	(72,101)	-	(31,301)
Cancellation of shares	(723,579,145)	(72,358)	72,358	-	-	-
Shares issued to acquire WM assets	225,174,589	22,517	(22,517)	-	-	-
Shares issued for accounts payable	401,415	40	52,143	-	-	52,183
Shares issued for cash	1,892,308	189	245,811	-	-	246,000
Shares issued for services	192,308	19	24,981	-	-	25,000
Forgiveness of related party debt	-	-	6,250	-	-	6,250
Net loss	-	-	-	(222,462)	-	(222,462)

Balances, December 31, 2012 (Restated)	374,329,445	37,432	332,801	(294,563)	-	75,670

Shares issued for cash	3,703,704	370	999,630	-	-	1,000,000
Foreign currency transactions	-	-	-	-	1,899	1,899
Net loss	-	-	-	(910,518)		(910,518)

Balances, December 31, 2013 (Restated)	378,033,149	$37,802	$1,332,431	$(1,205,081)	$1,899	$167,051

The accompanying notes are an integral part of these consolidated financial statements.

F-14

World Moto, Inc.

(A Development Stage Company)

Consolidated Statements of Cash Flows

			For the period
			from March 24,
	For the year ended December 31,		2008 (Inception) to December 31,
	2013	2012	2013
	(Restated)	(Restated)	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(910,518)	$(222,462)	$(1,205,081)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,230	1,435	6,213
Stock-based compensation	-	25,000	25,000
Impairment of long-lived assets	-	919	919
Changes in operating assets and liabilities:			-
Prepaid expenses and other current assets	17,924	(2,052)	15,872
Accounts payable and accrued expenses	25,326	1,963	27,482
Net cash used in operating activities	(865,038)	(195,197)	(1,129,595)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(33,503)	-	(38,405)
Net cash used in investing activities	(33,503)	-	(38,405)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from shares issued for cash	1,000,000	246,000	1,286,800
Advances from related parties	-	24,927	58,433
Net cash provided by financing activities	1,000,000	270,927	1,345,233
EFFECT OF FOREIGN CURRENCY TRANSLATIONS	1,899	-	1,899
Net increase (decrease) in cash and cash equivalents	103,358	75,730	179,132
Cash and cash equivalents at beginning of period	75,774	44	-

Cash and cash equivalents at end of period	$179,132	$75,774	$179,132
SUPPLEMENTAL CASH FLOWS INFORMATION:
Cash paid for:
Income tax	$-	$-	$-
Interest	-	-	-
NONCASH INVESTING AND FINANCING ACTIVITIES:
Forgiveness of related party debt	$-	$6,250	$6,250
Shares issued for accounts payable	-	52,183	52,183
Cancellation of common stock	-	72,358	72,358

The accompanying notes are an integral part of these consolidated financial statements.

F-15

World Moto, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

World Moto, Inc. (the “Company”) was incorporated in the State of Nevada on March 24, 2008 under the name Net Profits Ten Inc. The original purpose of the Company was to market and distribute user-friendly interactive yearbook software for the military. The Company was reclassified as a shell company until the completion of its acquisition of the World Moto Assets, which was consummated on November 14, 2012, and discussed in Note 3. Effective November 12, 2012, the Company amended its Articles of Incorporation to change its name from “Net Profits Ten Inc.” to “World Moto, Inc.”

On January 30, 2013 World Moto, Inc. established two wholly owned subsidiaries that were incorporated in the State of Nevada. World Moto Technologies, Inc. and World Moto Holdings, Inc. were both established, but have no activity to report to date. On February 4, 2013, World Moto Technologies Ltd, a wholly owned subsidiary of the Company, was organized under the laws of the Kingdom of Thailand and the name of this company was later changed to World Moto Co., Ltd. World Moto Co., Ltd. is owned in its entirety by World Moto, Inc. and it is an operating entity of the Company in Thailand for the purposes of research and development in the Southeast Asia region.

Development Stage Activities

The Company is presently in the development stage, with no revenues. Accordingly, all of the Company’s operating results and cash flows reported in the accompanying financial statements are considered to be those arising from the development stage activities and represent the ”cumulative from inception” amounts from its development stage activities.

Basis of Presentation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year-end is December 31.

Principal of Consolidation

The consolidated financial statements include the accounts of World Moto Technologies, Inc., World Moto Holdings, Inc., and World Moto Co. Ltd, 100% owned subsidiaries. All significant intercompany balances and transactions have been eliminated upon consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The functional currency of our subsidiary is the Thai Baht. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

For financial reporting purposes, the financial statements of the subsidiary are translated into the Company’s reporting currency, United States Dollars (“USD”). Asset and liability accounts are translated using the closing exchange rate in effect at the balance sheet date, equity account and dividend are translated using historical exchange rates and income and expense accounts are translated using the average exchange rate prevailing during the reporting period.

Adjustments resulting from the translation, if any, are included in accumulated other comprehensive income (loss) in stockholder’s equity (deficit).

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

F-16

Long-lived Assets

Property and equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method of 3 years for financial statement purposes.

Software

The Company capitalizes software acquisition and development costs incurred during the software application development stage. The software application development stage is characterized by software design and configuration activities, coding, testing and installation. Training and maintenance costs are expensed as incurred, while upgrades and enhancements are capitalized if it is probable that such expenditures will result in additional functionality. Capitalized software acquisition and development costs, once placed in service, are amortized using the straight-line method over the estimated useful life of 3 to 10 years. Capitalized software acquisition and development costs subject to amortization are carried at cost less accumulated amortization.

Patents

Patents are initially measured based on their fair values. Patents are being amortized on the straight-line method over the estimated useful life of 10 to 20 years.

Management evaluates the recoverability of the Company’s property and equipment including patent development costs when events or circumstances indicate a potential impairment exists. The Company considers certain events and circumstances in determining whether the carrying value of identifiable property and equipment may not be recoverable including, but not limited to: significant changes in performance relative to expected operating results; significant changes in the use of the assets; significant negative industry or economic trends; and changes in the business strategy. In determining if impairment exists, the Company estimates the undiscounted cash flows to be generated from the use and ultimate disposition of these assets. If impairment is indicated based on a comparison of the assets' carrying values and the undiscounted cash flows, the impairment loss is measured as the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and income tax carrying amounts of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company reviews deferred tax assets for a valuation allowance based upon whether it is more likely than not that the deferred tax asset will be fully realized. A valuation allowance, if necessary, is provided against deferred tax assets, based upon management’s assessment as to their realization.

F-17

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met:

•	Persuasive evidence of an arrangement exists;

•	Delivery has occurred or services have been rendered;

•	The fee for the arrangement is fixed or determinable; and

•	Collectibility is reasonably assured.

Persuasive Evidence of an Arrangement –The Company documents all terms of an arrangement in a written contract signed by the customer prior to recognizing revenue.

Delivery Has Occurred or Services Have Been Performed – The Company performs all services or delivers all products prior to recognizing revenue. Monthly services are considered to be performed ratably over the term of the arrangement. Professional consulting services are considered to be performed when the services are complete. Equipment is considered delivered upon delivery to a customer’s designated location.

The Fee for the Arrangement Is Fixed or Determinable – Prior to recognizing revenue, a customer’s fee is either fixed or determinable under the terms of the written contract. Fees for most monthly services, professional consulting services, and equipment sales and rentals are fixed under the terms of the written contract. Fees for certain monthly services, including certain portions of networking, storage, and content distribution and caching services, are variable based on an objectively determinable factor such as usage. Those factors are included in the written contract such that the customer’s fee is determinable. The customer’s fee is negotiated at the outset of the arrangement and is not subject to refund or adjustment during the initial term of the arrangement.

Collectibility Is Reasonably Assured – The Company determines that collectibility is reasonably assured prior to recognizing revenue. Collectibility is assessed on a customer by customer basis based on criteria outlined by management. New customers are subject to a credit review process, which evaluates the customer’s financial position and ultimately its ability to pay. The Company does not enter into arrangements unless collectibility is reasonably assured at the outset. Existing customers are subject to ongoing credit evaluations based on payment history and other factors. If it is determined during the arrangement that collectibility is not reasonably assured, revenue is recognized on a cash basis.

Franchise Fee Revenue

Revenues from licensees include a royalty based on a percent of sales, and may include initial fees. Continuing royalties are recognized in the period earned. Initial fees are recognized upon granting of a new franchise term, which is when the Company has performed substantially all initial services required by the franchise arrangement and once the franchisee commences operations. Additionally, the first twelve months of operations are royalty free for the franchisee.

Stock-based Compensation

The Company expenses the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of such instruments over the service period.

Equity instruments issued to parties other than employees for acquiring goods or services are recorded at either the fair value of the consideration received or the fair value of the instruments issued in exchange for such services, whichever is more reliably measurable.

Stock Split

On November 8, 2012, the Company effected a 1-for-181 forward stock split. All share and per share amounts have been restated retroactively for the impact of the splits.

F-18

Subsequent Events

The Company evaluated subsequent events through the date when financial statements are issued for disclosure consideration.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has an accumulated deficit of $1,205,081 as of December 31, 2013, has limited liquidity, and has not established a reliable source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – ACQUISITON OF WORLD MOTO ASSETS

On September 1, 2012, the Company entered into an Asset Purchase Agreement with World Moto (Thailand) Co., Ltd., a corporation established under the laws of the Kingdom of Thailand (“World Moto”), Chris Ziomkowski, the Chief Technical Officer of World Moto and Paul Giles, the Chief Executive Officer of World Moto. The Agreement was consummated on November 14, 2012. The Company purchased from World Moto substantially all of the intellectual property and certain other specific intellectual property assets related to World Moto’s initial product, Moto-Meter (the “Assets”), which includes three United States patent applications, the data related to the patent applications, certain software related to the operation of the Moto-Meter, several URLs and trade-names and associated names related to the Moto-Meter and World Moto. Moto-Meters are devices that provide metering of rides on motor scooters, motorcycles and similar types of transportation vehicles and have been developed by World Moto.

The Company evaluated this transaction under the business combination rules and concluded that this was an asset purchase rather than a business combination. The Company is determined to be both the legal acquirer and the accounting acquirer of these assets. Since the new shareholders simultaneously obtained the control of the Company, with an overall ownership percentage of approximately 60%, the assets acquired from World Moto were recorded at the their historical cost basis of zero. The Company issued 1,240,871 shares of common stock for all Assets and issued 576,923 shares of common stock to pay for a seller specified outstanding debt in the amount of $75,000. These shares were valued and recorded at $ because the sellers’ historical cost basis on the assets was zero. As the result of 1-for-181 forward stock split, described in Note 7, sellers of World Moto Assets received 224,597,666 shares of the Company’s common stock.

F-19

NOTE 4 – LONG-LIVED ASSETS

The following table summarizes the long-lived assets the Company had at December 31, 2013 and 2012:

	Useful	Year Ended December 31,
	Lives	2013	2012

Machinery and equipment	3-5 years	$33,503	$-
Less: accumulated depreciation		(2,230)	-
Property and equipment, net		$31,273	$-

The Company determined that the software developed by Net Ten Profits Inc. for military yearbooks was no longer an asset and the balance of $919 was written off during the year ended December 31, 2012.

NOTE 5 – INCOME TAXES

No provision for federal income taxes has been recognized for the years ended December 31, 2013 and 2012, as the Company incurred a net operating loss for income tax.

The Company has tax losses that may be applied against future taxable income. The potential tax benefits arising from these losses carryforwards, which expire beginning the year 2028, are offset by a valuation allowance due to the uncertainty of profitable operations in the future. During the period from March 24, 2008 (inception) to December 31, 2013, the Company had operating losses of $1,205,081. The statutory tax rate for fiscal years 2013 and 2012 is 35%.

Tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 2013 and 2012 are presented below:

	Year Ended December 31,
	2013	2012
Net operating losses carryforwards	$419,000	$74,000
Less: valuation allowance	(419,000)	(74,000)
Deferred tax assets, net	$-	$-

F-20

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company occupies 665 square feet of office space at 131 Thailand Science Park INC -1 # 214, Pathumthani, Thailand. This office includes its executive offices and engineering facilities. The annual rent for this location is approximately $7,500. During the second quarter of 2014, the Company will move into a larger facility in the science park. Rent for the new offices will be approximately $21,000 per year.

The Company has shared office space in New York City, located at 55 Broad Street, 28th Floor, New York, NY 10004. The annual rent for this location is currently being gifted to the Company. It is expected that the Company will pay fair market value for office space in New York in the future.

The Company has shared office space in London, United Kingdom, located 145-157 St. John Street, Lower Ground Floor, LP-19896, London EC1V 4PW. The annual rent for which is $300.

The Company also has shared office space in Lagos, Nigeria, located at 19, Sinari Daranijo Street, Victoria Island, Lagos. The Company opens its Lagos office as a part of its plan to introduce the Moto-Meter into Lagos and cities across Africa. The annual rent for this location is currently being gifted to the Company. It is expected that the Company will pay fair market value for office space in Nigeria in the future.

NOTE 7 – UNEARNED REVENUE

On December 2, 2013, WM Co. Thailand entered into a Purchase and Licensing Agreement (the “PL Agreement”) with Mobile Advertising Ventures Ltd. (“MAV”). Pursuant to the terms of the PL Agreement, MAV will purchase 10 initial “Wheelies” from WM Co. Thailand at a purchase price of $35,000, and will have an option to purchase an additional 190 Wheelies at a purchase price of $3,500 per unit. WM Co. Thailand also grants a non-exclusive license to MAV for the use of its software in connection with the operation of the Wheelies in consideration for a fee based on net revenue per quarter from advertising sales relating to the use of the Wheelies. The Company received $35,000 from MAV before December 31, 2013 and recorded unearned revenue at the yearend.

NOTE 8 – EQUITY TRANSACTIONS

Preferred Stock

The Company is authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of December 31, 2013 and 2012, there were no preferred shares issued and outstanding. The Company’s Board of Directors is authorized by the articles of incorporation to divide the authorized shares of preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. The Company’s Board of Directors is also authorized, within any limitations prescribed by law and the articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock.

Common Stock

The Company is authorized to issue 500,000,000 common shares with a par value of $0.0001. As of December 31, 2013 and 2012, there were 378,033,149 and 374,329,445 shares of common stock issued and outstanding, respectively. Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to shareholders after payment to creditors. The common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There is no conversion, redemption, sinking fund or similar provisions regarding the common stock. Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of shareholders. There are no cumulative voting rights. Each shareholder is entitled to receive the dividends as may be declared by our directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of assets after payment of liabilities. The Company’s directors are not obligated to declare a dividend. Since inception the Company has not paid or declared any dividends on common stock.

In 2008, the Company issued 724,000,000 shares of common stock at par to the founders for their services and sold 146,248,000 shares for cash proceeds of $40,400.

In November 2012, simultaneously with the closing of the Company’s acquisition of the World Moto Assets:

F-21

-	Mr. Marlon Liam, the Company’s former sole director and officer, agreed to contribute 723,579,160 shares that he owned to the Company’s capital by canceling the shares;

-	The Company effected a 1-for-181 forward stock split. All share and per share amounts have been restated retroactively for the impact of the stock split;

-

The Company issued 1,240,871 shares of common stock to new shareholders to acquire the World Moto Assets and also issued 576,923 shares of common stock to pay for a seller specified outstanding debt in the amount of $75,000. As the result of 1-for-181 forward stock split, seller of World Moto Assets received 224,597,666 shares of the Company’s common stock. The Company recorded these common shares issued at $0 due to the sellers, who are also the new shareholders, had a historical cost basis of zero on the assets sold to the Company;

-	401,415 shares of common stock were issued to Mr. Marlon Liam to pay off $52,183 related party payable;

-	The Company raised $246,000 by selling an aggregate of 1,892,308 shares of common stock to one investor on a private placement offering;

-	192,308 shares of common stock were issued to a consultant for his services and discharged a payable of $25,000.

The above shares, except for the owes issued to sellers of World Moto Assets, issued by the Company in November 2012 were valued at their fair value based on the closing price of the Company’s common stock on November 14, 2012.

On January 8, 2013, the Company consummated a private placement offering with an accredited investor for the sale of 3,703,704 shares of common stock at a purchase price of $0.27 per share, for aggregate consideration of $1,000,000.

NOTE 9 – SUBSEQUENT EVENTS

On April 4, 2014, the Company entered into a financing arrangement with certain investors pursuant to which it issued debentures and received its first tranche of $500,000. The Company shall receive an additional $500,000 within three business days after a registration statement filed by the Company has been declared effective by the Securities and Exchange Commission. The debentures carry an 8% OID (Original Issue Discount) and have a maturity date of 12 months with 12% interest paid at maturity or upon conversion of the amounts owed under the debentures.

NOTE 10 – RESTATEMENTS

On September 26, 2014, the Company determined that the assets acquired from World Moto in 2012 should be recorded at the transferors’ historical cost basis because the Company’s new shareholders obtained control of the Company as of the acquisition date, with an overall ownership percentage of approximately 60%. The Company also determined that the shares issued to the new shareholders should be recorded at sellers’ historical cost of zero on the assets acquired. The financial statements for years ended December 31, 2013 and 2012 and for the period from March 24, 2008 (inception) through December 31, 2013 were restated by the Company to reflect the following adjustments:

1.	To remove the intangible assets initially capitalized by the Company at fair value of common stock issued to the new shareholders;
2.	To adjust the shares issued to the new shareholders for the assets to their historical cost basis of zero;
3.	To remove the amortization expense previously recorded for the intangible assets.

The impact of the restatements on the Balance Sheet as of December 31, 2013 is as follows:

	As originally
	Reported	Change	Restated
Intangible assets	191,615	(191,615)	-
Total assets	421,148	(191,615)	229,533

Additonal paid in capital	1,568,745	(236,314)	1,332,431
Accumulated deficit	(1,249,780)	(44,699)	(1,205,081)
Total stockholders' equity	358,666	(191,615)	167,051
Total liabilities and stockholders' equity	421,148	(191,615)	229,533

F-22

The impact of the restatements on the Statement of Operations for the year ended December 31, 2013 is as follows:

	As originally
	Reported	Change	Restated
General and administrative	588,914	(39,599)	549,315
Total operating expense	954,824	(39,599)	915,225
Loss from operations	(954,824)	39,599	(915,225)
Net loss	(950,117)	39,599	(910,518)
Total comprehensive loss	(948,218)	39,599	(908,619)

Net loss per common share - basic and diluted	(0.00)		(0.00)

The impact of the restatements on the Statement of Cash Flows for the year ended December 31, 2013 is as follows:

	As originally
	Reported	Change	Restated
Net loss	(950,117)	39,599	(910,518)
Depreciation and amortization	41,829	(39,599)	2,230

The impact of the restatements on the Balance Sheet as of December 31, 2012 is as follows:

	As originally
	Reported	Change	Restated
Intangible assets	231,214	(231,214)	-
Total assets	309,040	(231,214)	77,826

Additional paid in capital	569,115	(236,314)	332,801
Accumulated deficit	(299,663)	5,100	(294,563)
Total stockholders' equity	306,884	(231,214)	75,670
Total liabilities and stockholders' equity	309,040	(231,214)	77,826

The impact of the restatements on the Statement of Operations for the year ended December 31, 2012 is as follows:

	As originally
	Reported	Change	Restated
General and administrative	176,643	(5,100)	171,543
Total operating expense	227,562	(5,100)	222,462
Net loss	(227,562)	(5,100)	(222,462)

Net loss per common share - basic and diluted	(0.00)		(0.00)

The impact of the restatements on the Statement of Cash Flows for the year ended December 31, 2012 is as follows:

	As originally
	Reported	Change	Restated
Net loss	(227,562)	5,100	(222,462)
Depreciation and amortization	6,535	(5,100)	1,435

F-23

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses will be borne by Selling Security Holder. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$315
Accounting fees and expenses	$10,000
Legal fees and expenses	$20,000
Total	$30,315

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Item 14. Indemnification of Directors and Officers.

Charter Provisions and Other Agreement of the Company

The current articles of incorporation of the Company include the following provisions:

The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered   by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Nevada Law

Our company is incorporated under the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

62

Section 78.751 of the Nevada Revised Statutes provides that discretionary indemnification under Section 78.7502 unless ordered by a court or advanced pursuant to subsection 2 of section 78.751, may be the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made by:

•	By the stockholders;

•	By the board of directors by majority vote of a quorum consisting of directors - who were not parties to the action, suit or proceeding;

•	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

•	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

The indemnification and advancement of expenses authorized in or ordered by a court pursuant to NRS Section 78.751:

•	does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 78.7502 or for the advancement of expenses made pursuant to subsection 2 of section 78.751, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and

•	continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

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Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Item 15. Recent Sales of Unregistered Securities.

On November 8, 2012, we effected a recapitalization so that each outstanding share of common stock resulted in 181 shares of common stock outstanding. The shares issued in respect of outstanding common stock that is restricted stock will have the same restricted character as the shares on which they were issued, and the dividend shares issued in respect of outstanding common stock that is free trading will be also be free trading shares. As a result of this corporate action, as of November 8, 2012, there were 146,688,825 shares issued and outstanding. Prior to the dividend, the principal shareholder of the Company contributed to the capital of the Company an aggregate of 3,997,675 shares of common stock for cancellation.

On November 14, 2012, we issued a total of 224,597,666 shares of common stock to Old WM or its designees for the acquisition of certain assets of Old WM, with a contract assigned value of $100,000. The designees included 13 individuals and corporations that are shareholders of Old WM. The shares were issued or directed to individuals and corporate investors, all of whom were either “accredited investors”, as defined by Rule 501 of Regulation D promulgated under the Securities Act or who are sophisticated investors or donees of the shares. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The recipients also acknowledged that the shares were being acquired for investment purposes and not with a view to distribution. The holders of these shares were not granted any registration rights.

On November 14, 2012, we issued a total of 576,923 shares of common stock to one holder of debt of Old WM that was assumed by the Company in connection with the acquisition of assets from Old WM. The debt represented an aggregate of $75,000 in principal and interest. The shares were issued to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The recipient also acknowledged that the shares were being acquired for investment purposes and not with a view to distribution. The holder of these shares was not granted any registration rights.

On November 14, 2012, we issued a total of 401,415 shares of common stock to one holder who held obligations for payment from the Company as of the closing of the acquisition of assets from Old WM. The obligations represented an aggregate of $52,184. The shares were issued to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The holder of these shares was not granted any registration rights.

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On November 14, 2012, we issued a total of 192,308 shares of common stock to one holder of debt of Old WM, in the amount of $25,000, as the finder’s fee for the private placement of shares of common stock on the same date. The shares were issued to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were issued in reliance upon the exemption from registration under Section 4(2) of the Securities Act. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The recipient also acknowledged that the shares were being acquired for investment purposes and not with a view to distribution. The holder of these shares was not granted any registration rights.

On November 14, 2012, we sold a total of 1,892,308 shares of common stock, at a purchase price of $0.13 per share, to one investor, resulting in gross proceeds to the Company of $246,000. The shares were sold to an “accredited investor”, as defined by Rule 501 of Regulation D promulgated under the Securities Act. The securities were sold in reliance upon the exemption from registration under Regulation S promulgated under the Securities Act. The investor represented to us that the investor was an accredited investor and the investor’s intention to acquire our securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. All the shares were issued as restricted stock, and a suitable legend was placed on the certificates representing the shares to indicate the restricted nature of the shares. The holders of these shares were not granted any registration rights.

On December 19, 2012, Mr. Julpas Kruesopon received 500,000 shares of restricted common stock as compensation for his services as director of the Company. The shares of common stock were issued in reliance upon Regulation S of the Securities Act to investors who are “accredited investors” as such term is defined in Rule 501(a) under the Securities Act, or in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by Mr. Kruesopon.

On January 8, 2013, we completed a private placement offering with an accredited investor for the issuance and sale of 3,703,704 shares of our common stock of at a purchase price of $0.27 per share, for aggregate consideration of $1,000,000. The shares of common stock were issued in reliance upon Regulation S of the Securities Act to an investor who is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act, in an offshore transaction (as defined in Rule 902 under Regulation S of the Securities Act), based upon representations made by such investor.

On April 4, 2014, we entered into a securities purchase agreement with certain accredited investors pursuant to which such accredited investors purchased convertible debentures in the aggregate principal amount of $543,478 for a purchase price of $500,000 (8% original issue discount). The issuance of the convertible debentures was exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involved in any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The Company made this determination based on the representations of the Investors that they are “accredited investors” within the meaning of Rule 501 of Regulation D and have access to information about the Company and their investment.

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Item 16. Exhibits

The following exhibits are included as part of this registration statement on Form S-1 by reference:

(b)           Exhibits:

Exhibit No.	Description

3.1*	Articles of Incorporation, as amended
3.2	By-laws (filed as an exhibit to the registration statement on Form S-1, as filed with the SEC on June 25, 2010, and incorporated herein by reference).
5.1+	Opinion of Greenberg Traurig, LLP
10.1	Lease Agreement, dated December 24, 2013, between World Moto Co., Ltd., and National Science and Technology Development Agency (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.2	Securities Purchase Agreement, dated April 4, 2014, between the Company and certain investors (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.3	Form of Debenture (incorporated by reference to our Current Report on Form 8-K, filed on April 7, 2014).
10.4	Form of Registration Rights Agreement (incorporated by reference to our Current Report on Form 8-K, filed on April 7, 2014).
10.5	Form of Security Agreement (incorporated by reference to our Current Report on Form 8-K, filed on April 7, 2014).
10.6	Employment Agreement, dated April 1, 2014, between World Moto Co. Ltd. and Paul Giles (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.7	Employment Agreement, dated April 1, 2014, between World Moto Co. Ltd. and Chris Ziomkowski (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.8	Purchase and Licensing Agreement by and between World Moto Co., Ltd. and Mobile Advertising Ventures Ltd., dated as of December 2, 2013 (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.9	Asset Purchase Agreement, dated September 1, 2012, among the registrant, World Moto (Thailand) Co. Ltd. Paul Giles and Chris Ziomkowski (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.10	Amendment No. 1, dated October 31, 2012, to the Asset Purchase Agreement, dated September 1, 2012 (filed as exhibit 10.2 to the Current Report on Form 8-K file on November 15, 2012).
10.11	Amendment No. 2, dated November 14, 2012, to the Asset Purchase Agreement, dated September 2, 2012 (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.12	Form of Securities Purchase Agreement by and among the registrant, and certain investors, dated November 8, 2012 (filed as exhibit 10.4 to the Current Report on Form 8-K file on November 15, 2012).
10.13	Form of Assignment and Assumption Agreement by and between World Moto(Thailand) Co., Ltd and the registrant, relating to certain debt, dated November 14, 2012(filed as exhibit 10.5 to the Current Report on Form 8-K file on November 15, 2012).
10.14	Board Advisory Agreement dated December 19, 2012, with Mr. Julpas “Tom” Kruesopon (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).

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Exhibit No.	Description

10.15	Form of Securities Purchase Agreement for sale of 3,703,704 shares of common stock of the Company (filed as exhibit 10.1 to the Current Report on Form 8-K on January 11, 2013).
10.16	Form of Distribution Agreement with Lucky Distributors Ltd., dated December 2012 (incorporated by reference to our Annual Report on Form 10-K, filed on April 11, 2013).
10.17	Fleet Franchise Agreement, dated March 10, 2014, between World Moto, Inc. and Mobile Advertising Ventures Ltd. (incorporated by reference to our Current Report on Form 8-K, filed on March 17, 2014).
10.18	Form of Letter of Intent (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
10.19	Letter of Intent, dated June 11, 2014, by and among the Company, Mobile Advertising Ventures, Ltd., and Forever Network (incorporated by reference to our Amendment No. 1 to the Registration Statement on Form S-1, filed on June 17, 2014).
21	List of Subsidiaries: World Moto Technologies, Inc.; World Moto Holdings, Inc.; World Moto Co., Ltd.
23.1*	Consent of GBH CPAs, PC
23.2+	Consent of Greenberg Traurig, LLP (filed as part of Exhibit 5.1)
24+	Power of Attorney
101*	Interactive Data File

* Filed herewith.

+ Previously filed.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a) Rule 415 Offering :

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

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(A)         Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§ 239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)          Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) or Form F-3 (§ 239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) that is part of the registration statement.

(C)         Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§ 239.11 of this chapter) or Form S-3 (§ 239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§ 229.1100(c)).

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)           That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)         Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pathumthani, Thailand on September 26, 2014.

World Moto Inc.

By:	/s/ Paul Giles
Paul Giles
President and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Lisa Ziomkowski
Lisa Ziomkowski
Treasurer and Secretary (Principal
Financial Officer and Principal
Accounting Officer)

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Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Dated: September 26, 2014	/s/ Paul Giles
Paul Giles
President and Chief Executive Officer
(Principal Executive Officer)

Dated: September 26, 2014	/s/ Lisa Ziomkowski*
Lisa Ziomkowski
Treasurer and Secretary (Principal
Financial Officer and Principal
Accounting Officer)

Dated: September 26, 2014	/s/ Julpas Kruesopon*
Julpas Kruesopon
Director

*/s/ Paul Giles
Paul Giles

Attorney-in-Fact

Dated: September 26, 2014

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